UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as Permitted by Rule 14A-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

CLOVER HEALTH INVESTMENTS, CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLOVER HEALTH INVESTMENTS, CORP.
3401 Mallory Lane
Suite 210
Franklin, TN 37067
(201) 432-2133
April 26, 2024
Dear Stockholder:
The 2024 annual meeting of stockholders (the "Annual Meeting") of Clover Health Investments, Corp. (the "Company") will be held on June 10, 2024, at 11:00 a.m. Eastern Time. Stockholders will be able to attend the virtual-only Annual Meeting, vote and submit questions by visiting www.virtualshareholdermeeting.com/CLOV2024. Stockholders may vote and submit questions in advance of the meeting by visiting www.proxyvote.com. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying proxy statement ("Proxy Statement"). Any reference in this Proxy Statement to attending the Annual Meeting, including any reference to "in person" attendance, means attending by remote communication via live webcast on the Internet.
The formal notice of the Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. After reading the Proxy Statement, please submit your proxy via the Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. You may vote via the Internet or by telephone up to the time the polls close at the Annual Meeting. Please review the instructions on each of your voting options described in the accompanying Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received.
Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and vote your shares.
On behalf of the Board of Directors, we thank you for your continued support and look forward to seeing you virtually at the Annual Meeting.
Sincerely,

Andrew Toy
Co-Founder, Chief Executive Officer and Director
Clover Health Investments, Corp.

CLOVER HEALTH INVESTMENTS, CORP.
3401 Mallory Lane
Suite 210

Franklin, TN 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 10, 2024
11:00 A.M. Eastern Time

We invite you to attend the 2024 annual meeting of stockholders (the "Annual Meeting") of Clover Health Investments, Corp., a Delaware corporation ("Clover Health," the "Company," "our company," "we," "our" or "us"), to consider and vote upon:
1.The election of Chelsea Clinton, Carladenise Armbrister Edwards and Vivek Garipalli as Class III directors, to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
2.A non-binding advisory proposal to approve the compensation paid to our named executive officers ("NEOs") for 2023 as disclosed in the attached Proxy Statement (a "Say on Pay" vote);
3.The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
4.Any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Our board of directors (the "Board") recommends that you vote (i) "FOR" the election of each of the nominees to the Board, (ii) "FOR" the approval of the compensation paid to our NEOs for 2023 and (iii) "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 15, 2024. Only stockholders of record at that date are entitled to notice of, and to vote at, the Annual Meeting. For more information, please read the accompanying Proxy Statement.
The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the virtual-only Annual Meeting, vote and ask questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLOV2024. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement. You may vote and submit questions in advance of the meeting by visiting www.proxyvote.com. Any reference in the Proxy Statement to attending the Annual Meeting, including any reference to "in person" attendance, means attending by remote communication via live webcast on the Internet.
It is important that your shares are represented at the Annual Meeting. Stockholders of record as of the close of business on the record date may vote their shares online at the virtual Annual Meeting, or authorize a proxy (1) via the Internet, (2) by telephone or (3) if you have received paper copies of our proxy materials, by submitting your enclosed proxy card.

Sincerely,

Karen Soares
General Counsel and Corporate Secretary

April 26, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2024.

This Notice of our Annual Meeting, the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available by visiting www.virtualshareholdermeeting.com/CLOV2024.

GENERAL INFORMATION
What is included in these proxy materials? What is a Proxy Statement and what is a proxy?
The proxy materials for the 2024 annual meeting of stockholders (the "Annual Meeting") of Clover Health Investments, Corp., a Delaware corporation ("Clover," "Clover Health," the "Company," "our company," "we," "our," or "us"), include the Notice of Annual Meeting, this Proxy Statement ("Proxy Statement"), our 2023 Annual Report on Form 10-K ("Annual Report" or "Form 10-K") and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, will deliver printed versions of these materials to you by mail, because you were a stockholder of record at the close of business on April 15, 2024.
Our principal executive offices are located at 3401 Mallory Lane, Suite 210, Franklin, Tennessee 37067.
A "proxy statement" is a document that U.S. Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word "proxy" has two meanings. A "proxy" is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares and is sometimes called a "proxy card." That other designated person is called a "proxy" and is sometimes referred to as a "proxy holder."
We have designated two of our officers as proxies for the Annual Meeting. When you authorize a proxy via the Internet, by telephone or, if you have received paper copies of our proxy materials, by returning a proxy card, you appoint Andrew Toy and Karen Soares as your proxies at the Annual Meeting (the "proxy"), with full power of substitution by each of them. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance via the Internet, by telephone or, if you have received paper copies of our proxy materials, by returning a proxy card. If you authorize a proxy via the Internet or by telephone, you do not need to return your proxy card.
The form of proxy and this Proxy Statement have been approved by our board of directors (the "Board" or "Board of Directors") and are being provided to stockholders by the Board's authority. These materials were first made available or sent to you on April 26, 2024. Any reference in this Proxy Statement to attending the Annual Meeting, including any reference to "in person" attendance, means attending by remote communication via live webcast on the Internet.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the "Notice") to all of stockholders. All stockholders will be able to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meetings and reduce the cost to the Company of physically printing and mailing materials.

What am I voting on at the Annual Meeting?
At the Annual Meeting, our stockholders are asked to consider and vote upon:
•the election of Chelsea Clinton, Carladenise Armbrister Edwards and Vivek Garipalli as Class III directors, to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
•a non-binding advisory proposal to approve the compensation of our named executive officers ("NEOs") for 2023;

•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
How does the Board recommend I vote?
The Board recommends that you vote as follows:
•FOR the election of each of the Board's nominees for Class III directors;
•FOR the non-binding advisory proposal approving the compensation of our NEOs for 2023; and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.
What does it mean to vote by proxy?
It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:
•FOR the election of each of the Board's nominees for Class III directors;
•FOR the non-binding advisory proposal approving the compensation of our NEOs for 2023; and

•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Who is entitled to vote?

Only holders of our Class A common stock ("Class A common stock") and Class B common stock ("Class B common stock" and, together with our Class A common stock, the "common stock") at the close of business on April 15, 2024 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. The holders of the shares of our Class A common stock are entitled to one vote per share. The holders of the shares of our Class B common stock are entitled to ten votes per share. The holders of our Class A common stock and our Class B common stock generally vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation. There were 406,150,260 shares of our Class A common stock and 89,649,365 shares of our Class B common stock outstanding on April 15, 2024.
How do I attend and submit my votes for the Annual Meeting?
You should submit your proxy card or voting instruction form as soon as possible. If you received or requested printed copies of the proxy materials by mail, the materials will include a proxy card for registered stockholders (if you hold your shares of common stock directly in your name through our transfer agent, Continental Stock Transfer & Trust Company), or a voting instruction form for beneficial owners (if your shares of common stock are held in "street name," such as in a stock brokerage account or through a bank or other nominee). Whether you are a registered stockholder or hold any of your shares in "street name," you may vote in the following ways:

Prior to the Virtual Meeting. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described below, even if you plan to attend the Annual Meeting. You will be able to vote prior to the Annual Meeting by visiting www.proxyvote.com and following the online instructions. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below. Each stockholder may appoint only one proxyholder or representative to attend on the stockholder's behalf. Internet and telephone voting will close at 11:59 p.m. Eastern Time on June 9, 2024 (the day before the Annual Meeting).

At the Virtual Meeting. You will be able to attend the Annual Meeting virtually and vote by visiting www.virtualshareholdermeeting.com/CLOV2024 and following the online instructions. If you own common stock of record, you may attend the Annual Meeting and vote, regardless of whether you have previously voted via the Internet, by telephone or by returning a proxy card. Stockholders who attend the Annual Meeting by following the above instructions will have an opportunity to vote electronically in accordance with the rules of conduct for the meeting. Only stockholders as of the Record Date are entitled to attend the Annual Meeting.

VOTE BY INTERNET To vote before the meeting, visit www.proxyvote.com Voting on www.proxyvote.com will close at 11:59 p.m. Eastern Time on the day before the Annual Meeting	VOTE BY TELEPHONE To vote before the meeting, dial toll-free 1-800-690-6903.Voting by phone will close at 11:59 p.m. Eastern Time on the day before the Annual Meeting
To vote at the meeting, visit www.virtualshareholdermeeting.com/CLOV2024
Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

To vote by mail, follow the instructions set forth on your proxy card or voting instruction form.

How do I submit questions for the Annual Meeting?

You will be able to submit questions prior to the Annual Meeting by visiting www.proxyvote.com and following the online instructions. Questions submitted prior to the Annual Meeting must be submitted no later than 11:59 p.m. Eastern Time on June 9, 2024 (the day before the Annual Meeting). You will be able to submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLOV2024. We will respond to questions as time permits, provided that they are relevant and applicable to our business.

Who will count the vote?

A representative of Broadridge Financial Solutions, an independent tabulator, will count the vote and act as the inspector of election.
How do I revoke or change a vote?
If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy via the Internet, by telephone or by returning a proxy card bearing a later date or by attending the Annual Meeting and voting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting at the Annual Meeting.
What does it mean if I receive more than one Notice, proxy or voting instruction form?
It means your shares are registered in more than one account. Please complete and provide your voting instructions for all Notices, proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Continental Stock Transfer & Trust Company. Street name stockholders holding shares through a bank, broker or other nominee should contact their bank, broker or nominee and request consolidation of their accounts.

What constitutes a quorum?
The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote, in person or represented by proxy at the Annual Meeting, constitute a quorum. Holders of Class A common stock are entitled to one vote per share held. Holders of Class B common stock are entitled to ten votes per share held. A quorum is necessary to transact business at the Annual Meeting.
What is the effect of abstentions and broker non-votes?
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. A bank, broker or other nominee may exercise its discretionary voting power with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for fiscal year 2024 (Item 3), but it does not have discretion to vote with respect to the election of directors (Item 1), or the non-binding advisory proposal approving executive compensation for 2023 (Item 2).
What is the required vote to elect directors?
Item 1: A nominee for director shall be elected to the Board by a plurality of the votes cast in respect of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Cumulative voting is not permitted.
What is the required vote to approve each of the other proposals?
Item 2: Approval, on a non-binding advisory basis, of the compensation paid to our NEOs in 2023 requires the affirmative vote of a majority of the voting power of the outstanding shares of our Class A common stock and our Class B common stock cast in person or represented by proxy at the Annual Meeting and voted for or against the proposal. Abstentions have no effect on the non-binding advisory proposal. Broker non-votes have no effect on the non-binding advisory proposal.
Item 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the outstanding shares of our Class A common stock and our Class B common stock, cast in person or represented by proxy at the Annual Meeting and voted for or against the proposal. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP.
Why are you holding a virtual Annual Meeting?
The Annual Meeting will be held by remote communication in a virtual meeting format only. We believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our stockholders and the Company.

The Annual Meeting will convene at 11:00 a.m. Eastern Time on June 10, 2024. We encourage you to access the Annual Meeting prior to the start time to allow ample time for the check-in process.
How are proxies solicited and who bears the cost?
The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and electronic communications by directors, officers, and other Company employees without additional compensation. Broadridge Financial Solutions will distribute proxy materials to banks, brokers, and other nominees for forwarding to beneficial owners and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the Record Date by those persons. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials.
What is "householding"?
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as "householding," benefits both you and the Company. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice or proxy materials was delivered. You may make a written request by sending a notification to: Corporate Secretary, Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact the Corporate Secretary as the address above. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our Corporate Secretary. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

The following table provides information regarding our directors as of April 26, 2024:

Name	Age	Position(s)
Directors
Andrew Toy	45	Co-Founder, Chief Executive Officer and Director
Vivek Garipalli	45	Co-Founder and Executive Chairperson
Chelsea Clinton(1)(2)	44	Director
Carladenise Armbrister Edwards(1)(2)(4)	54	Director
Demetrios L. Kouzoukas(3)(4)	48	Lead Independent Director
Anna U. Loengard(1)(4)	55	Director
William G. Robinson, Jr.(1)(3)	59	Director
Lee A. Shapiro(2)(3)	68	Director
(1) Member of the Talent and Compensation Committee.
(2) Member of the Nominating and Corporate Governance Committee.
(3) Member of the Audit Committee.
(4) Member of the Clinical Committee.

The following Class III directors are nominated for election at the Annual Meeting to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified:
Chelsea Clinton. Chelsea Clinton has served as a member of our Board of Directors since February 2017. Since March 2013, Ms. Clinton has served as Vice Chair of the Clinton Foundation, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Ms. Clinton has also served as an Adjunct Assistant Professor at Columbia University's Mailman School of Public Health since 2012. Ms. Clinton has served as a member of the board of directors of the Clinton Health Access Initiative since September 2011. Ms. Clinton has served as a member of the boards of directors of IAC Holdings, Inc., a media and internet company, since September 2011, and Expedia Group, Inc. (formerly Expedia, Inc.), an online travel shopping company, since March 2017. In addition to her for-profit affiliations, Ms. Clinton currently serves on the boards of directors of the School of American Ballet, the Africa Center, the Weill Cornell Medical College and Columbia University's Mailman School of Public Health, and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. Ms. Clinton holds a B.A. in history from Stanford University, an MPhil and a DPhil in international relations from Oxford University and an M.P.H. from Columbia University's Mailman School of Public Health. We believe that Ms. Clinton is qualified to serve as a member of our Board of Directors because of her extensive health background, her experience as a director of public companies and non-profit organizations and her knowledge of our industry.

Carladenise Armbrister Edwards. Carladenise Armbrister Edwards has served as a member of our Board of Directors since July 2022. Since August 2023, Dr. Edwards has served as Miami-Dade County's Chief Administrative Officer. From July 2020 to August 2022, Dr. Edwards served as the Executive Vice President and Chief Strategy Officer of the Henry Ford Health System, where she led the system's strategic planning efforts and partnership ventures, business development and transformation initiatives, government affairs strategy, as well as Henry Ford Innovations. Prior to Henry Ford, Dr. Edwards was Executive Vice President and Chief Strategy Officer for Providence St. Joseph Health, a health system, from July 2018 to June 2020, and the Senior Vice President, Contracting for Providence St. Joseph Health from January 2017 to July 2018. Dr. Edwards' experience includes several additional executive leadership roles, including Chief Administrative Officer for Providence Health & Services' Population Health division and Chief Strategy Officer for Alameda Health System. Dr. Edwards also served as Founding President and Chief Executive Officer of Cal eConnect, Inc., a nonprofit corporation that governed California's electronic Health Information Exchange. Additionally, she served as Chief of Staff and Interim Commissioner for Georgia's Department of Community Health. Dr. Edwards holds a Ph.D. in Medical Sociology from the University of Florida, a master's degree in education and psychological services and a bachelor's degree in sociology from the University of Pennsylvania. We believe that Dr. Edwards is qualified to serve as a member of our Board of Directors due to her expertise in the intersection of healthcare and technology, and her leadership experience in the healthcare industry.
Vivek Garipalli. Vivek Garipalli co-founded Clover Health in 2014 and served as our Chief Executive Officer from July 2014 to December 2022. He has been a member of our Board of Directors since July 2014 and was appointed Executive Chairperson of the Board effective as of January 1, 2023. Mr. Garipalli also served as our President from July 2014 to March 2019. Prior to Clover Health, Mr. Garipalli co-founded both CarePoint Health and Ensemble Health. He served as Co-Founder and Board Member from 2008 to 2022 at CarePoint, a healthcare system that offers acute care and emergency services to a large, historically underserved population. He served as Co-Founder and Board Member from 2014 to 2016 at Ensemble Health, a national healthcare revenue cycle services company. At Flatiron Health, Mr. Garipalli entered as an early investor and advised on its strategy and business model, including leading the acquisition of its data platform, Altos. He subsequently served on Flatiron Health’s board from 2012 through its sale to Roche in 2018. He has also previously served or is currently serving on the boards of Cityblock Health, Doctor Evidence, Medically Home, Thyme Care and Swiftly Systems Inc. Mr. Garipalli began his career in finance, holding roles at Credit Suisse First Boston, J.P. Morgan Partners and Blackstone Group. Wormhole Capital, the investment arm of Mr. Garipalli's family office, partners with special founders with the aptitude to build transformative, category-defining companies. Mr. Garipalli holds a B.B.A. in entrepreneurship from Emory University. We believe that Mr. Garipalli is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as Clover Health's co-founder and former Chief Executive Officer and due to his extensive experience managing and advising healthcare companies.

The following Class I directors' terms will continue until the 2025 annual meeting of stockholders:

Anna U. Loengard. Anna U. Loengard has served on our Board of Directors since November 2022. From August 2020 to October 2022. she served as the Chief Medical Officer of AccentCare, an enterprise providing home health, hospice and private care services. Previously, Dr. Loengard served as the Chief Medical Officer for Caravan Health from July 2017 to June 2020; the Chief Medical Officer for the Queen’s Healthcare System’s Clinically Integrated Physician Network from October 2014 to June 2017, and the Chief Medical Officer at St. Francis Healthcare System from February 2011 to February 2014, focusing on post-acute care. She received her M.D. from the State University of New York at Stony Brook and completed her residency in Internal Medicine at Harvard Medical School, Beth Israel Deaconess Medical Center, and her Geriatrics Fellowship at the University of Arizona. We believe that Dr. Loengard is qualified to serve as a member of our Board of Directors because she is a highly accomplished physician executive with significant experience in both geriatric medicine and value-based care models.

William G. Robinson, Jr. William G. Robinson, Jr. has served as a member of our Board of Directors since March 2021. Mr. Robinson has served as the President of Broadgate Human Capital, LLC, a management consulting firm, since October 2018. Prior to Broadgate, Mr. Robinson served as the Executive Vice President and Chief Human Resources Officer for Sabre Corporation, a travel technology company, from December 2013 to September 2017. Prior to Sabre, Mr. Robinson served as the Senior Vice President and Chief Human Resources Officer at Coventry Health Care, a diversified managed health care company, from 2012 to 2013. From 2010 to 2011, Mr. Robinson served as Senior Vice President of human resources at Outcomes Health Information Solutions, a healthcare analytics and information company specializing in the optimization and acquisition of medical records. Prior to that, from 1990 to 2010, he worked for General Electric, where he held several human resources leadership roles in diverse industries, including information technology, healthcare, energy, security and industrial. Mr. Robinson has served as a member of the board of directors of American Public Education, Inc. since June 2016 and as a member of the board of trustees for the American Public University System since May 2020. Mr. Robinson holds a B.A. in communications from Wake Forest University and an M.A. in human resources from Bowie State University. We believe that Mr. Robinson is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive officer in technology and healthcare companies, his experience as a director of a public company, and his knowledge of our industry.

Lee A. Shapiro. Lee A. Shapiro has served as a member of our Board of Directors since January 2021. Mr. Shapiro co-founded and has served as the Managing Partner at 7Wire Ventures, an early-stage healthcare venture fund, since June 2013. Mr. Shapiro previously served as Chief Financial Officer of Livongo Health, Inc., a mobile health monitoring technology company, from December 2018 to November 2020, and as a member of its board of directors from August 2013 until April 2019. Mr. Shapiro joined Allscripts Healthcare Solutions, Inc., a provider of electronic prescribing, practice management and electronic health record technology, in April 2000 and served as President from April 2002 to December 2012. He previously served as a director of Tivity Health, Inc., a provider of fitness and health improvement programs, from May 2015 to May 2020, and as a director of Medidata Solutions, Inc., a global provider of cloud-based solutions for life sciences, from June 2011 to October 2019. He has also served as a director of Click Therapeutics, Inc., a biotechnology company, since April 2021, and as a director of Senior Connect Health Acquisition Corp. I, a special purpose acquisition company, from 2020 to 2023, and he serves as a director of some of the 7Wire Ventures portfolio companies. He serves on the National Board of, and is Chairperson elect of, the American Heart Association and the advisory board of the University of Chicago George Schulz Innovation Fund. Mr. Shapiro holds a B.S. in accountancy from the University of Illinois Urbana-Champaign and a J.D. from the University of Chicago Law School. We believe that Mr. Shapiro is qualified to serve as a member of our Board of Directors because of his extensive finance background, including service as a Chief Financial Officer of a public company, his experience as a director of a public company, and his knowledge of our industry.

The following Class II directors’ terms will continue until the 2026 annual meeting of stockholders:
Demetrios L. Kouzoukas. Demetrios L. Kouzoukas has served as a member of our Board of Directors since April 2021. Since April 2022, he has served as a Partner and Principal of Team8 Partners, a venture capital firm focused, in part, on cybersecurity, data and fintech, and he holds various positions with several affiliated Team8 entities. Prior to joining our Board, from February 2017 until January 2021, Mr. Kouzoukas served as the Director of the Center for Medicare and the Principal Deputy Administrator of the Centers for Medicare and Medicaid Services. Previously, from 2012 to 2016, Mr. Kouzoukas served as General Counsel of the Medicare and Retirement business of UnitedHealthcare, a health insurance company. Prior to UnitedHealthcare, from 2003 to 2009, Mr. Kouzoukas was Principal Associate Deputy Secretary of the U.S. Department of Health and Human Services ("HHS"), with responsibility for regulatory policy across HHS, and Deputy General Counsel. In 2014, Mr. Kouzoukas was appointed a Public Member of the Administrative Conference of the United States. Mr. Kouzoukas holds a B.A. in political science and public policy from the George Washington University and a J.D. from the University of Illinois College of Law. We believe that Mr. Kouzoukas is qualified to serve as a member of our Board of Directors because of his in-depth regulatory healthcare background, his experience as general counsel of a division of a health insurance company and his knowledge of our industry.

Andrew Toy. Andrew Toy has served as our Chief Executive Officer since January 1, 2023, and as a member of our Board of Directors since November 2018. Prior to becoming Chief Executive Officer, he had served as our President since March 2019. He previously also served as our Chief Technology Officer from February 2018 to February 2022. Prior to joining Clover Health, from May 2014 to February 2018, Mr. Toy was at Google LLC, a multinational technology company. He worked on the Google Cloud team where he was responsible for Developer Platform and Intelligence features, and led Android for Work, the enterprise platform for Android. Mr. Toy joined Google as a result of the May 2014 acquisition of Divide, a company focused on creating a split between work and personal data on mobile devices From January 2010 through its acquisition, Mr. Toy was the Chief Executive Officer, a director and co-founder of Divide. Mr. Toy holds a B.S. and an M.S. in computer science from Stanford University, where he has also served as an associate lecturer from June 2000 to April 2001. We believe that Mr. Toy is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as Clover Health's current Chief Executive Officer and former President and Chief Technology Officer, and due to his extensive experience overseeing technology and analytics and serving in leadership positions at other companies.

Composition of Our Board of Directors

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a quarterly basis and more frequently as necessary. Our Board of Directors currently consists of eight directors.
Classified Board of Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws divide our Board of Directors into three classes, with staggered three-year terms:
•Class I directors, whose terms will expire at the annual meeting of stockholders expected to be held in 2025;
•Class II directors, whose terms will expire at the annual meeting of stockholders expected to be held in 2026; and
•Class III directors, whose terms expire at the Annual Meeting

At each annual meeting of stockholders, the successors to directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following election.
Board Leadership

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. The Board's responsibility is one of oversight, and in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders.
The Board selects its chairperson (the "Chairperson") and the Company's Chief Executive Officer ("CEO") in the manner and based on the criteria that the Board deems appropriate. Therefore, the Board does not have a policy on whether the roles of Chairperson and CEO should be separate or combined and, if the roles are to be separate, whether the Chairperson should be selected from the independent directors.

Beginning in January 2023, the role of Chairperson and CEO have been separated, with Mr. Garipalli serving as the Executive Chairperson and Mr. Toy serving as CEO. As Executive Chairperson, Mr. Garipalli provides leadership to the Board and plays an important role in guiding the Board in its exercise of oversight of key Company business activities and risks. Because Mr. Garipalli is not an independent director, the Board's independent directors have appointed Demetrios L. Kouzoukas to serve as the lead independent director.

The Board believes that the current leadership structure is appropriate and in the best interests of the stockholders. The leadership structure, with Mr. Garipalli serving as Executive Chairperson, Mr. Toy serving as CEO and Mr. Kouzoukas serving as lead independent director, enables the Board to focus on stockholder governance and strategic matters while providing oversight to the CEO on operational matters.

Executive Sessions

The non-management directors meet in executive session with no members of management present at each regularly scheduled meetings of the Board. If the non-management directors include directors who have not been determined to be independent, the independent directors separately meet in private sessions that exclude management and directors who have not been determined to be independent, at each quarterly meeting. The lead independent director presides at the executive sessions of the Board.
Communications with Directors

Stockholders and other interested parties may communicate with the Board by writing to the Board, c/o General Counsel, Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067. Written communications may be addressed to the Chairperson of the Board, to the lead independent director, or to the independent directors as a group. Such communications will be forwarded to the appropriate party.
Risk Oversight

The Board exercises direct oversight of strategic risks to the Company. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Audit Committee reviews guidelines and policies governing the process by which senior management assesses and manages the Company's exposure to risk, including the Company's major financial and operational risk exposures and the steps management takes to monitor and control those exposures. The Company's Chief Financial Officer updates the Board and the Audit Committee regularly throughout the year, as frequently as necessary and appropriate. The Board and Audit Committee provide feedback and recommendations accordingly. Our Talent and Compensation Committee oversees risks relating to the Company's compensation policies and practices, and conducts a compensation risk assessment. Each committee charged with risk oversight reports to the Board on those matters.

The Board has assigned oversight of cybersecurity risk management to its Audit Committee. The Audit Committee reviews the adequacy and effectiveness of the Company’s cybersecurity policies and internal controls regarding information and cybersecurity, and together with the full Board, regularly receives reports from our and our subsidiaries’ management, including our Chief Information Security Officer on cybersecurity matters, including, but not limited to: Security Awareness, Internal Risk, Third-Party Risk, IR / DR Readiness, Access Control IAM/PAM, HIPAA Security Rule Compliance, Phishing, Security Monitoring, Vulnerability Management, Application Security, Governance, Data Security, and Cloud Security.
Corporate Responsibility

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics and amendments to the code of business conduct and ethics are available on our website, https://investors.cloverhealth.com by clicking on "Governance Overview" in the "Governance" section of our website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics on our website rather than by filing a Current Report on Form 8-K.
Advancing Health Equity

We believe the success of our business is connected to our impact on and relationships with our employees, customers, clinicians, vendors, and the communities we serve. We strive to have a business model that offers equitable access to healthcare for Medicare beneficiaries. Boosting health equity is about everyone being able to achieve their full health potential, regardless of socio-economic and demographic factors including race, gender, age and income. Since Clover's founding in 2014, our team members have shared a single vision to improve every life. We have made it a priority to work with Medicare beneficiaries in underserved communities.

Cultivating Diversity, Equity & Inclusion

We have made a deliberate effort to cultivate a diverse and inclusive culture at Clover. Early on in our history, Clover created a Diversity & Inclusion Working Group ("D&I Working Group") focused on making Clover a more diverse, equitable, and inclusive Company. For us, diversity includes not only race and gender identity, but also age, disability status, veteran status, sexual orientation, religion, and many other parts of one's identity. All of our employees' points of view are key to our success, and inclusion is everyone's responsibility. By creating a designated space for learning, conversations, and furthering initiatives, we aim to enrich Clover for our employees and communities. Members of our D&I Working Group also develop and deliver various resources to our teams, including an ally-ship training series and "best practices" materials on topics such as inclusive meetings and health equity.

Affinity Groups are employee-led groups, open to Clover employees who identify with an affinity and are looking for community and support within the Company. Clover's Affinity Groups continue to grow as grassroots communities bringing together employees with a shared affinity. We currently have five Affinity Groups with a total of over 150 members and growing: Black Employee Network; Asian, Asian American, and Pacific Islander; Mi Gente (Latine/Hispanic); Queer at Clover; and Clover Wome/xn (all employees identifying as women). Additionally, our mental health benefits include options to join expert-led external peer circles around healing communities in times of crisis.

We are in the fifth year of our New Perspectives Program, a reverse mentorship program that creates a space for leaders to receive mentorship from junior and mid-level employees about lived experiences and key information leaders need to understand in their role. These conversations have focused on a range of themes, such as the experiences of LGBTQ+ employees, Latina employees, and understanding biases that lead to who gets elevated and who gets left behind in the workplace.

At December 31, 2023, 63% of our workforce was Female and 53% of our workforce was from racially/ethnically diverse backgrounds.

Committees of the Board

Audit Committee

Our Audit Committee consists of Demetrios L. Kouzoukas, William G. Robinson, Jr., and Lee A. Shapiro, with Mr. Shapiro serving as the Chair of the Audit Committee. The Audit Committee met five times during 2023. The composition of our Audit Committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Shapiro is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act") and meets the financial sophistication requirements of the Nasdaq listing standards. Our Audit Committee is responsible for, among other things:
•Appointing, compensating, retaining, overseeing the work of and terminating the engagement of the independent auditors;

•Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

•Pre-approving all audit and permissible non-audit services and related engagement fees and terms for services provided to the Company by the independent auditors;
•Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors;

•Reviewing and discussing with management and the independent auditors the Company’s annual audited financial statements and quarterly unaudited financial statements;

•Reviewing any reports by management or internal auditors, if any, regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

•Periodically reviewing the Company’s code of business conduct and ethics;

•Conducting appropriate review and oversight of related party transactions, as defined by applicable rules of the SEC and Nasdaq Stock Market;

•Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•Reviewing and discussing with management, the independent auditor and the internal auditor, if any, to identify, monitor, and address enterprise risks; and

•Reviewing the adequacy and effectiveness of the Company’s information and cyber security policies and the internal controls regarding information and cyber security.

Our Audit Committee has a written charter approved by our Board of Directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.cloverhealth.com, by clicking on "Governance Overview" in the "Governance" section of our website.
Talent and Compensation Committee

Our Talent and Compensation Committee consists of Chelsea Clinton, Carladenise Armbrister Edwards, Anna U. Loengard, and William G. Robinson, Jr., with Mr. Robinson serving as the Chair of the Talent and Compensation Committee. The Talent and Compensation Committee met seven times in 2023. The Talent and Compensation Committee's responsibilities include, among other things, the following;
•setting the compensation of our CEO and, in consultation with the CEO, reviewing and approving the compensation of our other executive officers;
•establishing annual and long-term performance goals and objectives for the CEO and, in consultation with the CEO, reviewing and establishing the goals and objectives for our other executive officers;
•evaluating the performance of the CEO and, in consultation with the CEO, reviewing and evaluating the performance of our other executive officers;

•approving employment agreements, offers of employment, severance or termination arrangements or plans and other elements of compensation and benefits (other than ordinary benefits provided broadly to employees) provided to the CEO and our other executive officers:

•providing oversight of the Company's overall compensation and incentive plans and benefits programs;

•reviewing on a periodic basis, and making recommendations to the Board as to, the compensation payable by the Company to non-employee directors;

•reviewing and discussing with management the Company's "Compensation Discussion and Analysis" ("CD&A") to be included in the Company's annual report or proxy statement and recommending to the Board that the CD&A be included in the annual report or proxy statement;

•reviewing with management the Company’s major compensation-related risk exposures and the steps management has taken to monitor and control such exposures, and assessing whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company;

•assessing the results of the Company's most recent Say-on-Pay Vote and taking such assessments into consideration when establishing the compensation of the Company's executive officers; and

•periodically reviewing and discussing with the CEO and the Board the development and succession plans for senior management positions

Our Talent and Compensation Committee has a written charter approved by our Board of Directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.cloverhealth.com, by clicking on "Governance Overview" in the "Governance" section of our website. For additional detail on the Talent and Compensation Committee, see the section entitled "Executive and Director Compensation" below.
Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Chelsea Clinton, Carladenise Armbrister Edwards and Lee A. Shapiro, with Mr. Shapiro serving as chair of the committee. The Nominating and Corporate Governance Committee met four times in 2023. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•reviewing and making recommendations to the Board concerning the composition and organization of the Board and its committees;
•determining the desired qualifications, expertise and characteristics for potential directors and assessing the independence of any candidates identified for consideration;
•evaluating and recommending nominees for election to the Board;
•developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and reviewing those guidelines from time to time;
•developing and overseeing an annual process for evaluation of the performance of the Board and each of its committees;

•periodically reviewing and discussing the development and succession plan for the CEO; and

•reviewing annually the Executive Chairperson’s performance against the responsibilities outlined in the Executive Chair Duties and Responsibilities policy and as otherwise established by the Board

Our Nominating and Corporate Governance Committee has a written charter approved by our Board of Directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.cloverhealth.com, by clicking on "Governance Overview" in the "Governance" section of our website.

Clinical Committee

Our Clinical Committee consists of Carladenise Armbrister Edwards, Demetrios Kouzoukas and Anna U. Loengard, with Dr. Loengard serving as chair of the committee. The Clinical Committee met four times in 2023. Each member of the Clinical Committee is an independent director under Nasdaq listing standards and SEC rules and regulations. Our Clinical Committee is responsible for, among other things:

•reviewing significant clinical strategies and initiatives of the Company, and matters concerning efforts to (1) advance the quality of clinical and medical care and member experience, (2) enhance access to cost-effective quality health care, (3) promote member health, and (4) enhance clinician experience and decision making;
•reviewing and recommending to the Board policies, positions and practices concerning broad public policy issues, including those that relate to health care policy and regulatory issues, including health care reform and modernization;
•overseeing the Company’s clinical practices and policies, including quality, utilization management, key clinical trends and priorities and to provide a forum for the Company’s clinicians to discuss such practices, priorities and trends with the Board;

•overseeing management’s efforts and initiatives to expand access to health care, improve health care affordability and clinical care, enhance the health care experience, achieve better health outcomes, advance health equity, and reduce health disparities;

•assisting in developing strategies and overseeing the Company’s progress related to the Centers for Medicare and Medicaid Services Star Ratings; and

•overseeing the Company’s external communications related to the clinical efficacy of its care programs and Clover Assistant tool

Our Clinical Committee has a written charter approved by our Board of Directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.cloverhealth.com, by clicking on "Governance Overview" in the "Governance" section of our website.

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Nominating and Corporate Governance Committee in accordance with its charter, our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Among the criteria the Nominating and Corporate Governance Committee and the Board of Directors may consider are experience, including executive leadership experience, and diversity. With respect to diversity, the Board may consider, among other individual qualities and attributes: diverse demographic factors, differences in professional background, experience at policy-making levels in business, finance, healthcare, law, technology, and other areas, education and skills. The Nominating and Corporate Governance Committee and the Board endorse the value of seeking qualified directors from backgrounds otherwise relevant to the Company's mission, strategy and business operations and perceived needs of the Board at a given time.
Our amended and restated bylaws provide that stockholders may present nominations to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive offices. A stockholder's notice to the Corporate Secretary must set forth the information required by our amended and restated bylaws. If a stockholder notifies Clover Health of their intention to present a nomination of persons for election at an annual meeting, and does not appear at the annual meeting to present their proposal, Clover Health does not need to present the nomination of persons for election for vote at the annual meeting.
Commitment to Board Diversity

The Company believes it is important that nominees for the Board represent diverse viewpoints and backgrounds. The Company is committed to advancing Board diversity, including differences of viewpoint, professional experience, education, skill, race, gender and national origin. The Company believes that its nominees and incumbent Board members reflect its commitment to enhancing diversity at the Board level. The following table illustrates the gender and demographic diversity of our current Board:

Board Diversity Matrix (As of April 26, 2024)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	-	1
Part II: Demographic Background
African American or Black	1	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	2	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	1	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	1

Board Meetings

The Board meets regularly during the year, and it holds special meetings and acts by unanimous written consent whenever circumstances require. During 2023, there were six meetings of the Board. Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which they were a director) and the total number of meetings held by all committees on which they served (during the periods that they served) during 2023. While there is no formal policy regarding Board attendance at the Company's annual meetings of stockholders, all directors are invited and encouraged to attend the Company's annual meetings. The 2023 annual meeting of stockholders was attended by seven of the eight directors serving on the Board at the time of the 2023 annual meeting.
Director Independence

In evaluating the independence of the members of our Board of Directors and the composition of the committees of our Board of Directors, we utilize the definition of "independence" as defined by the Nasdaq listing standards. The Nasdaq listing standards generally require that a majority of the members of a listed company's board of directors be independent within specified periods following the completion of an initial public offering. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation and governance committees be independent.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the Board of Directors, or any other committee of the Board, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also satisfy the independence criteria as required by Rule 10C-1 under the Exchange Act.

Our Board of Directors has determined that none of the members of our Board of Directors other than Mr. Toy and Mr. Garipalli have a relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. It has also determined that each of the members of our Board of Directors other than Mr. Toy and Mr. Garipalli, and each of the members of the Audit Committee, Talent and Compensation Committee, Nominating and Corporate Governance Committee and Clinical Committee, is "independent" as defined under the Nasdaq listing standards.
Executive Officers

The below table provides information regarding our executive officers as of April 26, 2024.

Name	Age	Position(s)
Executive Officers
Andrew Toy(1)	45	Co-Founder, Chief Executive Officer and Director
Terrence Ronan(2)	64	Interim Chief Financial Officer
Karen Soares	46	General Counsel and Corporate Secretary
Brady Priest	48	Chief Executive Office of Home Care
Jamie L. Reynoso	55	Chief Executive Officer of Medicare Advantage
Aric Sharp	50	Chief Executive Officer of Value-Based Care
Conrad Wai	43	Chief Technology Officer
(1) Biographical information pertaining to Mr. Toy can be found above in the section entitled "– Board of Directors."
(2) On April 22, 2024, we announced that Peter Kuipers will become our Chief Financial Officer, effective as of the day after the filing of our Quarterly Report on Form 10-Q for the quarter-ended March 31, 2024.

Terrence Ronan. Terrence Ronan is our Interim Chief Financial Officer, a position he has held since January 2024. Mr. Ronan's services are provided pursuant to an arrangement with Alix Partners, LLP, and Mr. Ronan has served as an independent contractor of Alix Partners, LLP since 2023. He has also served as Executive Vice President and Chief Financial Officer of Purdue Pharma L.P. from 2021 to 2023, as Executive Vice President and Chief Financial Officer of Atlantic Power Corporation from 2012 to 2021, and as Managing Director of Plains All American Pipeline, L.P. from 2011 to 2012. Mr. Ronan holds a B.S. from Bates College and a M.B.A. from the University of Michigan, and he is a certified public accountant (inactive).

Karen Soares. Karen Soares is our General Counsel, a position she has held since October 2023. From September 2018 to October 2023 she served in various other roles within Clover Health's legal department, and most recently served as Clover Health's Senior Vice President, Deputy General Counsel. Before joining Clover Health, from October 2012 to August 2018, Ms. Soares served as the General Counsel and Chief Compliance Officer of Analyte Health, a telehealth startup. From October 2005 to September 2012, she served as an associate at Fried, Frank, Harris, Shriver & Jacobson LLP, an international law firm. Ms. Soares holds a B.A. from Dartmouth College and a J.D. from the University of Chicago Law School.

Brady Priest. Brady Priest is our Chief Executive Officer of Home Care, a position he has held since July 2022. Previously, from July 2020 to July 2022, Mr. Priest served as Chief Executive Officer of SeekMedicare, a field marketing organization and a former indirect wholly-owned subsidiary of the Company that Mr. Priest co-founded. Mr. Priest previously held several roles with Clover Health, including Advisor from September 2018 to September 2021 and General Counsel from June 2016 to September 2018. From October 2018 to June 2020, Mr. Priest served as the General Counsel of UnitedHealth Group's Research & Development arm, and prior to June 2016, he held various roles within UnitedHealth Group. Mr. Priest holds a B.A. from Middlebury College, and a J.D. from Brooklyn Law School.

Jamie L. Reynoso. Jamie L. Reynoso is our Chief Executive Officer of Medicare Advantage, a position she has held since January 2023. Previously she served as our Chief Operating Officer from July 2020 to January 2023. Before joining Clover Health, from April 2016 to December 2019, Ms. Reynoso served as Chief Operating Officer and then Chief Executive Officer of Memorial Hermann Health Plan, a provider-sponsored health plan. From November 2012 to April 2016, she served as Regional Vice President of Payer Strategy and Operations with Catholic Health Initiatives, a large national hospital system. Prior to that, she spent over 16 years at UnitedHealth Group, where she held various roles including Vice President of Emerging Business. Ms. Reynoso holds a B.B.A. from Texas A&M University-Kingsville.

Aric Sharp. Aric Sharp is our Chief Executive Officer of Value-Based Care, a position he has held since May 2022. Before joining Clover Health, Mr. Sharp served as Senior Vice President and Chief Transformation Officer at INTEGRIS Health, a health system, from November 2020 to April 2022, and ACO Chief Executive Officer at Wilmington Health, a health care provider, from May 2019 to September 2020. Prior to Wilmington Health, Mr. Sharp held several positions at UnityPoint Health, a health system, including Managing Director, Enterprise and Government Ventures, from May 2018 to February 2019, and Vice President, Accountable Care, from January 2013 to May 2018. He also previously served in executive roles, including Chief Operating Officer and Chief Executive Officer, with several physician-owned medical groups. Mr. Sharp is Chair of the American Medical Group Association. Mr. Sharp holds a B.B.A from Iowa State University and a Master of Healthcare Administration from the University of Iowa College of Public Health, where he has also served as a member of the Adjunct Faculty since January 2017.

Conrad Wai. Conrad Wai is our Chief Technology Officer, a position he has held since February 2022. Prior to joining Clover, Mr. Wai was the Senior Vice President of Product at Hinge Health, a digital health startup, from February 2021 to September 2021 and the Vice President of Product and Design from March 2019 to January 2021. He served in product management roles at Yahoo from 2014 to 2017 and then as Operating Vice President of Product Management at Verizon Media from 2017 to 2018 after Yahoo was acquired by Verizon Media during his tenure. Mr. Wai holds both a B.S. and M.S. in computer science from Stanford University.

Family Relationships

There are no family relationships among any of our directors or executive officers.

ITEM 1. ELECTION OF DIRECTORS

The first proposal in this Proxy Statement is the election of nominees Chelsea Clinton, Carladenise Armbrister Edwards and Vivek Garipalli as Class III directors to our Board. If elected, the nominees will serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified. All Class I and Class II directors will continue in office until the expiration of their terms at the 2025 and 2026 annual meetings of stockholders, respectively.
A nominee for director shall be elected to the Board by a plurality of the votes cast in respect of the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected.
The number of directors constituting the entire Board of Directors is currently fixed at eight. Our amended and restated certificate of incorporation provides that our Board of Directors is divided into three classes. One class of directors is elected at each annual meeting of stockholders to serve until the third succeeding annual meeting of stockholders and until their respective successors have been duly elected and qualified.
The Board expects each nominee to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, any shares you vote via proxy will be voted for that other person.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.
The biographies of each of the nominees named above contain information regarding the nominee's service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person is qualified to serve as a director of the Company.
ITEM 2. NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR 2023

Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our named executive officers ("NEOs") for 2023 as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (known as a "Say-on-Pay" proposal). This Say-on-Pay proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. In accordance with applicable SEC rules, this is the first "Say-on-Pay" vote to be conducted by the Company.

As described more fully in the Compensation Discussion and Analysis section elsewhere in this Proxy Statement, the guiding principles of our compensation policies and decisions include aligning each executive's compensation with our Company's business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success.

Before casting your vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy, and to review the compensation-related tables that follow it. Our Talent and Compensation Committee and our Board believe that our compensation practices effectively implement our guiding principles.

This Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement.

The Board strongly endorses the Company's executive compensation program and compensation paid to our NEOs and recommends that stockholders vote "FOR" the following non-binding resolution:

RESOLVED, that the compensation paid to the Company's NEOs in 2023, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion, as contained in this Proxy Statement, is hereby approved.

This Say-on-Pay vote is advisory only, and therefore it will not bind the Company or our Board. However, our Board and our Talent and Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation. Unless the Board decides to modify its policy regarding the frequency of soliciting Say-on-Pay votes (set in part, based on the stockholder preference expressed pursuant to a "say on frequency" proposal submitted to our stockholders in connection with the 2022 annual meeting of stockholders), the next scheduled Say-on-Pay vote will be held at the 2025 annual meeting of stockholders.

Advisory approval of this proposal requires the affirmative vote of a majority of the voting power of the of the outstanding shares of our Class A common stock and our Class B common stock cast in person or represented by proxy at the Annual Meeting and voted for or against the proposal. Abstentions have no effect on the non-binding advisory proposal. Broker non-votes have no effect on the non-binding advisory proposal.

THE BOARD RECOMMENDS YOU VOTE "FOR" THE NON-BINDING ADVISORY PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR 2023.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The third proposal in this Proxy Statement is the ratification of the Audit Committee's appointment of Ernst & Young LLP ("Ernst & Young") as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2024. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee's action in appointing Ernst & Young as the independent registered public accounting firm of Clover Health for 2024. If our stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Ernst & Young will be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.
THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

Independent Registered Public Accounting Firm Fees

The table below sets forth the aggregate fees billed by Ernst & Young in 2023 and 2022.

	2023	2022
Audit Fees (1)	$2,641,919	$1,549,262
Audit Related Fees (2)	50,738	50,738
Tax Fees (3)	21,000	216,391
Total	$2,713,657	$1,816,391
(1) Audit fees principally related to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits.
(2) Audit Related Fees principally related to audits of employee benefit plans and review of internal controls for selected information systems.
(3) Tax Fees principally related to the preparation of tax returns, compliance services and tax planning and consultation services.

Report of the Audit Committee

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company's independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm's report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.
The Audit Committee discussed with Ernst & Young, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Ernst & Young described by applicable requirements of the PCAOB regarding Ernst & Young's communications with the Audit Committee concerning independence, and it has discussed with Ernst & Young its independence. The Audit Committee reviewed and discussed the audited financial statements of Clover Health for the fiscal year ended December 31, 2023 with management and Ernst & Young. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Clover Health be included in the Company's Form 10-K for the fiscal year ended December 31, 2023.
Submitted by the Audit Committee of the Board of Directors

Demetrios L. Kouzoukas
William G. Robinson, Jr.
Lee A. Shapiro (Chair)

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

2023 Outside Director Compensation Policy

Our director compensation policy, as most recently amended and restated on June 21, 2023 (the "Director Compensation Policy"), governs our non-employee director compensation. The Director Compensation Policy is designed to align the interests of our outside directors with the interests of our stockholders through grants of equity awards that vest over time. Additionally, the Director Compensation Policy is designed to attract and retain high quality outside directors by providing each outside director with a competitive compensation package that includes annual cash retainers, payable quarterly, in addition to annual equity grants. The Director Compensation Policy is designed to provide each outside director with the appropriate amount of compensation based on the roles he or she serves, with additional cash retainers payable for service on committees and higher cash retainers for service as a chairperson of our committees and for service as the lead independent director of our Board. Under the Director Compensation Policy our Board has the flexibility to award discretionary equity grants for service that exceeds standard expectations of an outside director or for other circumstances determined to be appropriate by the Board. In addition, under the Director Compensation Policy, we will reimburse our outside directors for reasonable expenses incurred in connection with their attendance at Board or committee meetings.

The Director Compensation Policy is reviewed by our Board periodically and may be amended from time to time. During the year ended December 31, 2023, the outside directors eligible to receive compensation under the Director Compensation Policy were Chelsea Clinton, Demetrios L. Kouzoukas, William G. Robinson, Jr., Lee A. Shapiro, Carladenise Armbrister Edwards and Anna U. Loengard. Neither Mr. Garipalli nor Mr. Toy received any compensation under the Director Compensation Policy for his service as a director in fiscal year 2023, due to each having status as an employee of the Company.

Cash Compensation in 2023

The policy provides for the following annual cash retainers, which are payable quarterly in arrears and pro-rated for partial quarters of service:

Annual Board Member Service Retainer

•All Outside Directors: $50,000
•Outside Director serving as Chairperson: $50,000 (in addition to above)
•Outside Director serving as Lead Independent Director: $30,000 (in addition to above)

Annual Committee Member Service Retainer

•Member of the Audit Committee: $10,000
•Member of the Talent and Compensation Committee: $7,500
•Member of the Nominating and Corporate Governance Committee: $5,000
•Member of the Clinical Committee: $5,000

Annual Committee Chair Service Retainer (in lieu of the Annual Committee Member Service Retainer)

•Chairperson of the Audit Committee: $25,000
•Chairperson of the Talent and Compensation Committee: $20,000
•Chairperson of the Nominating and Corporate Governance Committee: $15,000
•Chairperson of the Clinical Committee: $15,000

Equity Grants in 2023

Under the Director Compensation Policy, each outside director is automatically granted restricted stock units ("RSUs") on the third business day of January, each year, with a value equal to $200,000. The number of RSUs granted is determined by the Talent and Compensation Committee in the same manner that is used by the Company for determining other value-based equity grants, and such calculation policy currently provides for the award value to be divided by the 30-trading day average closing price of a share of the Company’s Class A common stock ending on the trading day prior to the date of grant. As a result, the number of RSUs granted to the outside directors for their annual grant will differ from year to year due to fluctuations in the relevant average closing price of a share of the Company’s Class A common stock. Each annual RSU grant vests in full on the first anniversary of the grant date based on continuous service on the Board. In addition, when an outside director initially joins the Board, the outside director automatically receives an initial RSU grant with a value equal to $200,000, pro-rated based on the effective date of the outside director’s appointment to the Board if the effective date is other than January 1st. Each initial RSU grant vests in full on the first anniversary of the grant date based on continuous service on the Board.

If an outside director remains in service on the Board until immediately prior to the closing of a "change in control" (as defined in our 2020 Equity Incentive Plan (the "2020 Equity Plan")), the unvested portion of any RSU award granted to the outside director under the Director Compensation Policy will vest in full immediately prior to and contingent upon the consummation of that change in control.

Pursuant to its authority to make additional grants under the Director Compensation Policy, on March 16, 2023, our Board and our Talent and Compensation Committee approved a grant of RSUs to Demetrios L. Kouzoukas, with a value of $30,000, in recognition of the time Mr. Kouzoukas’ has served on our Board and his service as lead independent director of our Board. The grant was made upon the opening of the Company’s trading window on May 15, 2023.

Director Compensation Table for Fiscal Year 2023

The following table contains information concerning the compensation of our directors for the year ended December 31, 2023, excluding Andrew Toy (for information on Andrew Toy’s compensation for the year ended December 31, 2023, please see the Summary Compensation Table later in this Proxy Statement):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		All Other Compensation ($)	Total ($)
Chelsea Clinton	78,125	168,425	(3)	—	246,550
Carladenise Armbrister Edwards	81,875	168,425	(3)	—	250,300
Demetrios L. Kouzoukas	116,250	203,912	(4)	—	320,162
Anna U. Loengard	79,375	168,425	(3)	—	247,800
William G. Robinson, Jr.	100,000	168,425	(3)	—	268,425
Lee A. Shapiro	112,500	168,425	(3)	—	280,925
Vivek Garipalli	—	—	(5)	—	—
(1) Represents the aggregate grant date fair value of RSU awards granted computed in accordance with FASB ASC Topic 718, as discussed in Note 16 to our Consolidated Financial Statements included in the Company's 2023 Form 10-K, which may vary from the grant value set forth in the Director Compensation Policy due to the rounding of the number of RSUs granted to a whole number of shares. Note that the amounts reported in this column reflect the accounting value for the RSU awards and may not correspond to the actual economic value that may be received by the director from the award.
(2) Our directors who served in fiscal year 2023, excluding Andrew Toy, held the following number of unexercised stock options and unvested RSUs as of December 31, 2023:

Name	Options Outstanding	Unvested Restricted Stock Units Outstanding as of December 31, 2023
Chelsea Clinton	685,690	176,991
Carladenise Armbrister Edwards	—	176,991
Demetrios L. Kouzoukas	—	213,576
Anna U. Loengard	—	176,991
William G. Robinson, Jr.	—	176,991
Lee A. Shapiro	—	176,991
Vivek Garipalli	—	22,763,840(5)
(3) Represents the aggregate grant date fair value of 176,991 RSUs granted on January 3, 2023, which vested in full on January 3, 2024.
(4) Represents the aggregate grant date fair value of 176,991 RSUs granted on January 3, 2023, which vested in full on January 3, 2024, and 36,585 RSUs granted on May 15, 2023, which vest in full on May 15, 2024.
(5) Mr. Garipalli previously served as our Chief Executive Officer through December 31, 2022, and was granted equity awards in 2021 and 2020 while serving as Chief Executive Officer. Mr. Garipalli was not granted any equity awards in 2022, and Mr. Garipalli holds 10,028,095 RSUs that vest in three remaining installments on January 10, 2024, 2025, and 2026, and holds 12,735,745 hybrid PRSUs. The hybrid PRSUs vest if both the service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on January 7, 2022, January 7, 2023, January 7, 2024, January 7, 2025, and January 7, 2026. The performance requirement will be satisfied upon the Company's reaching and maintaining for 90 consecutive calendar days a certain stock price milestone within five years of January 7, 2021.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, and the policies underlying our 2023 executive compensation program. It also describes the specific compensation elements paid to our 2023 named executive officers ("NEOs"), who were:

Name	Title in Fiscal Year 2023
Andrew Toy	Co-Founder and Chief Executive Officer
Scott J. Leffler(1)	Chief Financial Officer
Jamie L. Reynoso	Chief Executive Officer of Medicare Advantage
Karen Soares(2)	General Counsel and Corporate Secretary
Brady Priest	Chief Executive Officer of Home Care
(1) On December 15, 2023, Scott J. Leffler announced he was resigning as our Chief Financial Officer, effective January 26, 2024. We subsequently engaged Terrence Ronan as a consultant to serve as our Interim Chief Financial Officer, effective January 27, 2024, through an arrangement with Alix Partners, LLP, while a search for a new Chief Financial Officer is conducted. On April 22, 2024, we announced that Peter Kuipers will become our Chief Financial Officer, effective as of the day after the filing of our Quarterly Report on Form 10-Q for the quarter-ended March 31, 2024.
(2) Karen Soares was appointed as our General Counsel, effective October 31, 2023, after having previously served as our Deputy General Counsel. Ms. Soares replaced Joseph Martin, who resigned from serving as our General Counsel and Corporate Secretary, effective June 16, 2023.

The following discussion and analysis of compensation arrangements of our NEOs should be read together with the compensation tables and related disclosures.

2023 Executive Compensation Overview

Philosophy and Objectives

The cornerstone of our compensation philosophy is pay-for-performance. We tie a significant portion of the total compensation for our executive officers to the achievement of both near-term and long-term Company operating and financial results. In addition to annual cash bonus awards, that are dependent on performance outcomes to be payable, we also consider all equity awards to be "at-risk" compensation because their value depends on the Company's stock price performance. Under this philosophy, a substantial majority of the total target compensation awarded in 2023 to our executive officers as a group, including both cash and equity, was variable and at risk. Pay-for-performance compensation, including equity grant holdings, motivates our executive officers to achieve the Company's performance goals and focus on long-term value creation.

By linking a substantial portion of compensation to the achievement of the Company's performance goals and refraining from providing executive perks, "golden parachute" excise tax gross-ups, or accelerated equity vesting (except in the case of certain termination and change of control circumstances), our executive compensation program design strives to align the interests of our executive officers with those of our stockholders.

We also seek to attract, motivate, and retain highly-qualified, top-performing executives who are committed to the Company's mission, performance, and culture, by paying them competitively compared to our peer companies.

What We Do

•Reward performance that meets our annual predetermined goals
•Base a significant portion of our NEOs' (including our CEO's) compensation on Company performance
•Align the interests of our NEOs with our stockholders through equity awards
•Cap payouts under our plans to discourage inappropriate risk taking by our NEOs
•Have double-trigger change in control provisions for equity awards
•Require our executive officers to achieve and maintain minimum amounts of ownership in Company stock within a specified time-frame
•Require our Board to "claw back" certain cash and equity incentive compensation from our executive officers if the Company is required to restate its financial statements
•Have only independent directors on our Talent and Compensation Committee
•Arrange for our Talent and Compensation Committee to retain an independent compensation consultant

What We Do Not Do

•Permit short sales, hedging or pledging of our stock
•Enter into employment agreements that provide for fixed terms or automatic compensation increases
•Pay excessive change in control benefits
•Provide executives with golden parachute tax gross-ups or excessive perquisites
•Permit repricing or cashing out of underwater stock options without stockholder approval
•Maintain executive pension plans or retirement programs not generally available to all employees
•Provide incentives that would encourage executives to take excessive risks

Executive Compensation Decisions in 2023 Related to Executive Team Changes

Effective as of October 31, 2023, we promoted Karen Soares, who has been an employee of Clover since 2018, to serve as our General Counsel and Corporate Secretary, replacing Joseph Martin, who stepped down from such role as of June 16, 2023. In addition, on December 15, 2023, Scott J. Leffler announced he was resigning as our Chief Financial Officer, effective January 26, 2024. The Company engaged Terrence Ronan to serve as our Interim Chief Financial Officer, as a consultant through AlixPartners, LLP, effective January 27, 2024.

Neither Mr. Martin nor Mr. Leffler received any severance payments in connection with his resignation from Clover, and each forfeited the unvested portion of his outstanding equity awards at the time of his resignation.

In connection with her promotion to General Counsel, the Company restated Ms. Soares’ employment agreement, pursuant to which Ms. Soares receives a base salary of $450,000, and a target cash bonus opportunity equal to 75% of her base salary. Ms. Soares was also granted certain equity awards in connection with her promotion as described in "– Equity Awards for Other NEOs" below. Furthermore, Ms. Soares’ employment agreement also provides for certain severance benefits in the event specific involuntary termination events, which are discussed in "Potential Payments upon Termination or Change in Control" below.

Elements of Compensation

The three core components of our executive officer compensation program are: (i) base salary, (ii) annual cash incentive bonuses, and (iii) equity awards. The Talent and Compensation Committee considers each compensation component individually and all components in the aggregate when making decisions regarding amounts awarded with respect to each component. The Talent and Compensation Committee takes a holistic view on pay and seeks to strike an appropriate balance between fixed versus variable compensation, and short-term versus long-term compensation, while also considering the specific role, responsibilities, and experience of each executive officer.

When making decisions on executive officer compensation, the Talent and Compensation Committee also considers the peer group survey data received from the Talent and Compensation Committee's independent consultant, with appropriate adjustments to reflect the specific situation of each NEO, including how peer company executive roles may differ from the roles of the Company’s NEOs. The Talent and Compensation Committee sets each NEO's base salary, target total cash compensation (base salary plus annual incentive bonuses at the target performance level), to ensure that their total compensation (which also includes equity awards) is competitive with our peers. In October 2023, the Talent and Compensation Committee revised Jamie L. Reynoso’s and Brady Priest’s annual compensation using such data.

The Talent and Compensation Committee takes the following views on executive officer compensation: (1) base salary is viewed as a primary indicator of the market value needed to attract and retain executives with the skills and expertise to perform the duties and discharge the responsibilities of his or her position, (2) annual short-term incentive awards are a means of rewarding job performance against the Company’s current operating plan, and (3) equity awards are generally utilized as a means of linking the executive’s long-term compensation opportunities to the Company's long-term performance, retaining talent through long-term vesting conditions, and aligning the executive’s interests with those of the stockholders.

Overall, the Company's compensation program rewards executive officers for progress against corporate operating goals and for their individual contributions. The elements of, and objectives for providing each element as part of, the overall 2023 NEO compensation program are summarized as follows:

Element	Form	Objectives and Basis
Base Salary	Cash/Fixed	Attract and retain highly qualified executives to drive our success.
Annual Incentive Bonuses	Cash/Variable
Drive short-term Company performance.
Target bonus amount set as a percentage of base salary earned.
Actual payout based on aggregate funding of bonus pool pursuant to the achievement of specified Company operating goals and Talent and Compensation Committee discretion.
Additional discretion to modify up to 20% of individual bonus payments on basis of individual performance evaluation.
No payout occurs if the Company does not achieve operating goals at a minimum of 50% of target, and payout amounts are capped at 150% of target when maximum performance level is achieved (or exceeded).

Equity Awards	Performance-Based RSUs ("PRSUs") and Time-Based RSUs/Variable
Annual and special long-term incentive grants drive long-term Company performance, align the interests of our executives with those of our stockholders, retain executives through long-term vesting conditions and performance goals tied to the Company’s business strategies, as applicable.
RSUs are often granted at the time of hire as part of a sign-on inducement, or in the case of promotion, or, from time to time, as part of our general compensation program. RSUs typically vest between two and four years, subject to continued service with us.
All RSUs and PRSUs become more valuable as our stock price increases, which aligns our NEOs' interests with those of our stockholders.

Management Incentive Plan	Cash/Variable
Special cash-based long-term incentive program designed to complement the PRSUs granted in October 2023.
The program is designed to motivate and retain management team members by dividing the bonus opportunity into two annual measurement periods, followed by an additional one-year of time-based vesting.
Use of a cash-based program limits stockholder dilution and preserves our equity plan share reserve for the larger employee population.

Other Executive Benefits	Limited (See "Other Executive Benefits" below)	Provide for the safety and wellness of our executives and offer competitive and market-standard benefits generally available to all employees.

In accordance with our executive officer compensation program, a significant portion of our NEO’s target compensation is incentive-based, and therefore considered "at risk." The general pay mix for our NEO’s target compensation is depicted in the graph below. The graph illustrates, as an average for all of our NEOs, the target annual total direct compensation, target short-term incentive opportunity, and long-term incentive opportunity (which includes target awards granted under the Company’s Cash MIP (as defined in "Cash MIP" below, and grant date fair value of equity-based incentive awards granted in 2023). For this purpose, the target short term incentive bonus amount is measured at target and equity awards are measured at the time of grant.

NEO COMPENSATION AT TARGET

Base Salary
11%
Short Term
Incentives
9%
Long Term
Incentives
80%

Base Salary

Base salary is a fixed component of our executive officers’ compensation and does not vary with Company performance. Base salaries are generally set at levels intended to be competitive and commensurate with each executive officer's position, performance, skills and experience to attract and retain the best talent. The Talent and Compensation Committee reviews base salaries for our executive officers annually and adjusts them, if needed, to reflect changes in market conditions or other factors, including changed responsibilities as our executive officers' positions evolve.

Annualized base salaries for the NEOs for 2023 were as follows (for salary amounts actually paid in 2023, see the Summary Compensation Table below):

Name	Annualized Base Salary as of December 31, 2023
Andrew Toy	$700,000
Scott J. Leffler	$500,000
Jamie L. Reynoso	$550,000	(1)
Karen Soares	$450,000	(2)
Brady Priest	$475,000	(1)
(1) Reflects an increase in Ms. Reynoso’s annual base salary of $75,000 and an increase in Mr. Priest’s annual base salary of $25,000, each effective in October 2023.
(2) Reflects increase in Ms. Soares’ annual base salary level to $450,000 in light of her promotion in October 2023.

Fiscal Year 2023 Incentive Bonuses

In fiscal year 2023, the Company operated a cash bonus program for the period from January 1, 2023 to June 30, 2023, with the goal of aligning employee performance with the Company’s near-term financial and operating objectives. This "stub period" bonus provided cash incentives for the first half of fiscal year 2023 in order to facilitate the Company’s transition to a new annual bonus cycle for all eligible employees of July to June of each fiscal year, with the first such period beginning July 2023. Our Talent and Compensation Committee made the decision in December 2022 to move the performance period of our annual bonus program to better align with the calendar of the Company’s key operating and strategic objectives, including, in particular, to align with the annual Medicare advantage business cycle. Bonuses for the stub period were paid in the October 2023, and were determined based on the achievement of Company performance against two equally-weighted pre-determined performance metrics of Insurance MCR (as defined below) and Adjusted SG&A, the performance goals for which were set by our Talent and Compensation Committee in December 2022. The same metrics were selected by the Talent and Compensation Committee for the new July 2023 to June 2024 performance cycle, and target goals were set in September 2023. It is anticipated that the new cycle’s bonus amounts, if any, will be paid in the third quarter of 2024, following our Talent and Compensation Committee’s determination of the achievement of Company performance. Generally, for both the stub period bonus period and the annual bonus period, an executive is eligible to earn up to 150% of his or her target bonus amount for that period based on the Company’s performance against each of the stated metrics and the Talent and Compensation Committee has discretion to adjust up to 20% of each executive’s bonus based on individual performance.

Stub Bonus Achievement

As stated above, in December 2022, our Talent and Compensation Committee decided the performance metrics for the stub performance period would be GAAP MA MCR ("Insurance MCR") and Adjusted SG&A, weighted equally, and set the performance goals for each, as described below. Each NEOs stub period bonus was generally determined on the basis of half of his or her annual target bonus amount, as follows:

Name	Stub Period Target Cash Bonus (as % of Salary January 2023 - June 2023)
Andrew Toy	50.0%
Scott J. Leffler(1)	37.5%
Jamie L. Reynoso	37.5%
Karen Soares(2)	20.0%
Brady Priest	37.5%
(1) Mr. Leffler was eligible in the normal course for the stub period bonus.
(2) Ms. Soares’ stub period bonus was determined based on her pre-promotion annual target bonus opportunity of 40%.

The 2023 stub bonus metrics included:

•Insurance MCR: This is the medical care ratio for our Medicare Advantage plans. Insurance MCR, as it is called in our financial statements, is defined as total net medical claims incurred divided by premiums earned, net, calculated in accordance with GAAP. Insurance MCR is an indicator of the profitability of our Medicare Advantage plans and considered to be a key indicator of our business’ success.

•Adjusted SG&A: Adjusted salaries and benefits plus general and administrative expenses ("Adjusted SG&A"), a non-GAAP financial measure, is defined by the Company as total SG&A less stock-based compensation expense, less non-recurring legal expenses and settlements, less expenses attributable to Seek Insurance Services, Inc., and Character Biosciences, Inc. We believe that Adjusted SG&A provides management, investors, and others a useful view of our operating spend as it excludes non-cash, stock-based compensation expenses, as well as expenses related to investments that management believes do not reflect the Company's core operations. In addition, Adjusted SG&A, as a percentage of revenue, can be used by management, investors and others to measure operational leverage as revenue scales. For these reasons, we believe that Adjusted SG&A represents an important metric in measuring Company performance.

The table below sets forth the established threshold, target, and maximum performance levels and applicable payout amounts for the stub period bonuses for each metric (with the achievement percentage, subject to linear interpolation between these levels):

Funding Level	Insurance MCR Achievement	Adjusted SG&A Achievement
0% Funding	Above 89%	Above $156M
50% Funding	89%	$156M
75% Funding	88%	$153M
100% Funding	87%	$149M
150% Funding	85%	$142M
150% Funding	Below 85%	Below $142M

In October 2023, the Talent and Compensation Committee certified that the Company achieved an Insurance MCR of 81.9% which equates to a funding level of 150% of target, and an Adjusted SG&A of $150M, which equates to a funding level of 96% of target. On a combined basis, with the equal weighting of both metrics, these outcomes would result in a funding level of 123% of target. After review of the foregoing and consideration of a variety of factors, including the Company’s desire to fund bonuses to a broad range of other employees and recognize high performing non-executives, our Talent and Compensation Committee determined to award the NEOs’ bonuses at the level of 115% of target, other than for Ms. Soares. Ms. Soares, who was at that time serving in her capacity as Deputy General Counsel and was not an executive officer, received a bonus of approximately 128% of her target.

July 2023 - June 2024 Annual Incentive Bonuses

As stated above, our annual incentive bonus period has been shifted to begin in July and end in June of the following fiscal year, with the first annual period beginning July 2023 and ending July 2024. The metrics for this period continue to be Insurance MCR and Adjusted SG&A. Given that the performance period for this bonus cycle remains ongoing, information regarding the target goals and outcomes will be provided next year. The target bonus percentage applicable for the July 2023- June 2024 performance cycle for each of our NEOs are as follows:

Name	Target Annual Cash Bonus (as % of Salary July 2023 - June 2024)
Andrew Toy	100%
Scott J. Leffler(1)	—%
Jamie L. Reynoso	75%
Karen Soares	75%
Brady Priest	75%
(1) In light of his resignation in December 2023, and subsequent departure in January 2024, Mr. Leffler is not eligible to receive a bonus for the period July 2023 to June 2024.

NEO Equity Awards

We structure our NEO equity awards to maximize retention value and emphasize incentive value in light of each NEO’s total compensation package. Our Talent and Compensation Committee considers a variety of factors in determining what equity awards, if any, to grant to each NEO, and the form of equity of such awards, including each NEO's: role, responsibilities, past performance, future potential, current level of stock ownership, amount of unvested equity holdings, and individual performance, as well as the market data of the Company’s peer group. Pursuant to this end, in fiscal year 2023 the Talent and Compensation Committee awarded equity awards (1) in connection with Mr. Toy’s promotion to CEO in the form of RSUs (pursuant to his employment agreement), (2) to Ms. Reynoso in the form of PRSUs to provide her with additional incentives tied to Company performance, (3) to Ms. Soares in connection with her promotion to General Counsel in the form of RSUs, and (4) to all of the NEOs, other than Mr. Toy, in connection with the annual review of compensation packages by our Talent and Compensation Committee in the form of RSUs and PRSUs. Equity grant determinations in fiscal year 2023 also reflect the realities of the available share pool, share price pressure, and dilution considerations. An overview of each of these equity awards is included below.

Equity Awards for Andrew Toy

On January 1, 2023, we granted Mr. Toy 743,513 RSUs as the second part of his promotional RSU award, the first half having been granted in August 2022. The RSUs vested as to 25% on the first anniversary of the date of grant, and the remaining RSUs vest in quarterly installments thereafter, subject to Mr. Toy’s continued service. Due to this RSU grant, and his other equity grants in fiscal years 2022 and 2021, Mr. Toy was not granted any other new equity awards in fiscal year 2023. In 2021 in connection with the January 7, 2021, business combination between the Company and Social Capital Hedosophia Holdings Corp III (the "Business Combination"), we granted hybrid PRSUs to Mr. Toy. The PRSUs vest if both service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on the anniversaries of the grant date, subject to continued service with the Company, and the performance requirement will be satisfied upon the Company’s reaching certain stock price milestones (ranging from $20-$30 per share and the applicable milestone price must be maintained for 90 consecutive calendar days) within five years of January 7, 2021. For a description of the change in control and severance provisions related to Mr. Toy’s PRSU grants in fiscal year 2021, please see "—Potential Payments Upon Termination or Change in Control" below.

Equity Awards for Other NEOs

In March 2023 we granted Jamie L. Reynoso PRSUs featuring two performance metrics (Insurance MCR and Adjusted SG&A) that can result in up to 150% of the granted number of PRSUs being earned, depending on the level of performance. These PRSUs will vest as to one third of the portion of the earned PRSU on the date the Talent and Compensation Committee measures such performance achievement, and the remaining portion of the earned PRSUs vest in two equal installments on the first day of the two fiscal years following the certification date, subject to Ms. Reynoso’s continued service through each vesting date.

In October 2023, we granted each of our NEOs, excluding Mr. Toy, RSUs (the "October RSUs") and PRSUs (the "October PRSUs") in connection with his or her annual review, as part of the annual equity program for executive officers. As discussed above, our Talent and Compensation Committee decided not to grant Mr. Toy additional RSUs in October because of the RSUs he was granted in January 2023 in connection with his promotion to Chief Executive Officer and his other equity grants in fiscal years 2022 and 2021.

The October RSUs will vest 50% on the first anniversary of the date of grant, and then in quarterly installments thereafter. The performance metrics for the October PRSUs are based on the achievement of two performance metrics -- Cash at Parent Entity (known as "CAPE") and Total MA Revenue -- measured at June 30, 2024. CAPE measures cash, cash equivalents and investments as reported on a GAAP basis for the parent entity of the Company and its unregulated subsidiaries (subject to adjustments for purposes of attainment based on non-operating activities during the measurement period, such as activities relating to financing, investments, acquisitions, and divestitures). By using CAPE as one of our performance metrics for these PRSUs, we intend to align employee performance with several of our Company’s near-term financial and operating priorities. This new measure is weighted equally with Total MA Revenue. MA Revenue is the amount received, or to be received, for insurance policies written by us during a specific period of time less the earned portion that is ceded to third-party reinsurers under our reinsurance agreements. The October PRSUs will vest as to one half on the date the Talent and Compensation Committee measures such performance achievement, and the remaining portion of the PRSUs will vest on the anniversary of such date.

In connection with Karen Soares’ promotion to General Counsel in October 2023, we granted her additional RSUs and PRSUs with her annual 2023 grants, as described above. Mr. Leffler received grants of October RSUs and October PRSUs, as described above, but in connection with his resignation in December 2023, those awards were unvested at the time of his departure in January 2024, and therefore were forfeited.

For a description of the change in control and severance provisions related to our NEO’s RSU and PRSU grants in 2023, please see "—Potential Payments Upon Termination or Change in Control" below.

Special Cash MIP Program

In October 2023 we established a cash management incentive program ("Cash MIP"), designed in recognition of stockholder dilution considerations and equity plan share reserve constraints, to motivate and retain management team members and complement the October PRSU grants. Under this program, each NEO, excluding Mr. Toy, was granted a target cash award that will be paid, if earned, in three installments, based on the level of achievement of the same metrics as the October PRSUs (CAPE and Total MA Revenue), over two measurement periods. The first third and second third of the bonus will be measured for one-year period ending June 30, 2024 and June 30, 2025, respectively, with payment, if any, ranging from zero to 150% of that installment’s target amount, depending on the performance outcome. The third installment will be calculated as the average of the payments awarded for the first two installments, payable at June 30, 2026. Each payment is subject to our NEO’s continued service through such payment date. Similar to the annual equity grants for 2023, Mr. Toy did not receive a Cash MIP grant in light the equity awards granted to him in connection with his promotion to CEO and those granted in 2021 and 2020. The Target payouts under the Cash MIP, over three years, for each eligible NEO are as follows:

Name	Cash MIP First Target Payout ($)	Cash MIP Second Target Payout ($)	Cash MIP Third Target Payout ($)
Andrew Toy	—	—	—
Scott J. Leffler(1)	—	—	—
Jamie Reynoso	500,000	500,000	500,000
Karen Soares	333,333	333,333	333,333
Brady Priest	366,666	366,666	366,666
(1) In light of his resignation in December 2023, and subsequent departure in January 2024, Mr. Leffler is not eligible to receive a Cash MIP award.

Employment Agreements and Severance and Change in Control Benefits

We are party to an employment agreement with each of our NEOs, that provides each NEO with severance protections in certain circumstances following such NEO’s termination of employment by the Company (or a successor) without cause or by the NEO for good reason, whether or not in connection with a change in control. The following table generally describes the severance benefits in the employment agreements we have with our NEOs. The section of this Proxy Statement titled "Potential Payments upon Termination or Change in Control" discusses each NEO’s severance benefits in more specific detail.

Termination and Change in Control Protections
Philosophy	Considerations	Terms
Attract and Retain Executives:

Intended to ease an NEO's transition due to an unexpected employment termination or retirement.

Retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives that may involve a change in control.

The employment of our NEOs is "at will," meaning we can terminate them at any time and they can terminate their employment with us at any time.

Arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

Agreements with Certain NEOs:

Provide for certain cash payments, and/or the vesting of certain equity awards and COBRA benefits, in the event there is an involuntary separation of employment under various circumstances, subject to the execution of a release of claims.

Generally, provide for accelerated vesting of equity awards upon a change in control if the recipient is terminated within a certain period of time following the change in control by the acquiring entity in connection with the change in control under specified circumstances, subject to the execution of a release of claims.

Align Interests with Stockholders: Mitigate any potential employer liability and avoid future disputes or litigation.
"Double-trigger" provisions preserve morale and productivity, and encourage executive retention in the event of a change in control.

These provisions are considered typical components of compensation programs for executive officers among our fiscal year 2023 peer group.

Other Executive Benefits

In 2023, we did not provide perquisites to our NEOs, and we did not provide benefits that were not generally available to our other employees. Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case, on the same basis as all other employees.

We maintain a 401(k) plan that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. Employees are immediately and fully vested in their contributions. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants after the first anniversary of their employment.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Stockholder Say-on-Pay Vote

In accordance with applicable SEC rules, at our 2022 Annual Meeting, our Board recommended, and our stockholders voiced a preference for, holding future Say-on-Pay votes every year beginning with our 2023 Annual Meeting. We intend to consider the outcome of such Say-on-Pay votes as one of the considerations when making compensation decisions regarding our NEOs each year. At our 2023 Annual Meeting, 98% of the votes cast by our stockholders supported our executive compensation program. We are pleased with the support we received in 2023, and we plan to continue to evolve our executive compensation program with the interests and perspectives of our stockholders in mind.

Executive Compensation Policies and Practices

Equity Grant Policy

Our equity awards typically vest over a number of years, and may have performance vesting conditions as well as time vesting requirements. As such, this compensation is subject to higher risk than cash compensation and subject to forfeiture if employees leave their position prior to vesting, which, in the Talent and Compensation Committee’s view, motivates our executive officers and other employees to remain employed and to take actions that will benefit us and our stockholders over the long term. Equity awards for our executive officers are typically granted pursuant to a formula based on a specified dollar amount, with the number of RSUs for each RSU and PRSU grant, as applicable, determined by dividing the dollar amount by the closing market price of our stock for a specified period through the grant date. Typically, annual awards for executive officers are granted as a mix of RSUs and PRSUs, while new-hire awards for executive officers are typically structured as RSUs in order to promote the new executive’s share ownership and align interests with those of our stockholders. In addition, the Talent and Compensation Committee has delegated authority to our CEO and Chief Financial Officer to make new hire and promotion grants, within certain parameters, to employees at the vice president level and below. All other equity grants must be approved by our Talent and Compensation Committee or our Board.

Hedging, Pledging and Insider Trading

Our Insider Trading Policy applies to all of our directors, officers, employees and certain designated contractors and vendors. It expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds. Directors, officers, and other employees are prohibited from holding the Company's securities in a margin account or otherwise pledging the Company's securities as collateral for a loan unless approved by the Company's Corporate Compliance Officer. In addition, we prohibit our executive officers, directors and employees and Clover itself from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. We also maintain quarterly and other periodic black-out windows during which applicable individuals may not trade.

Pursuant to the terms of our Insider Trading Policy, our executive officers and other employees, as well as members of our Board of Directors, are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 ("10b5-1 Plans") so that they may make predetermined trades of our stock. Our executive officers are required under our Insider Trading Policy to adopt 10b5-1 Plans in order to make any trades of our stock, unless an exemption is approved.

Stock Ownership Guidelines

In March 2023, our Board, upon the recommendation of our Talent and Compensation Committee, adopted mandatory stock ownership guidelines for our CEO and other executive officers (as defined in Rule 3b-7 of the Exchange Act), intended to help align the interests of our CEO and executive officers with those of our stockholders.

The stock ownership guidelines are based on the individual holding "eligible shares" with a value equal to a multiple of their annual base salary, as follows:

Executive Officer Position	Multiple of Base Salary
CEO	3x
Executive Officers (other than the CEO)	1.5x

For purposes of this calculation, "eligible shares" includes (1) shares of the Company’s Class A or Class B common stock ("Shares") owned outright by the executive, (2) net Shares acquired upon the exercise of any stock option, (3) net Shares resulting from vested time-based restricted stock and time-based restricted stock units, (4) net Shares resulting from vested and settled performance shares or performance share units, and (5) Shares represented by vested, in-the-money options.

Each individual covered by the guidelines must achieve the minimum ownership requirements by: (i) for current executive officers, the fifth anniversary of the adoption of the Company’s stock ownership guidelines and (ii) for future executive officers, the fifth anniversary of their appointment to the relevant executive officer position. The Talent and Compensation Committee will have the discretion to waive or postpone compliance with the guidelines in the event of significant movements in the price of the Company’s Class A common stock and in certain other limited circumstances as described in the guidelines.

Clawback Policy

In March 2023, our Board, upon the recommendation of our Talent and Compensation Committee, approved a policy for the recoupment of certain cash and equity incentive compensation (the "Clawback Policy") in the event of an accounting restatement or certain types of misconduct that applies to each of our current and former executive officers (as defined in the Clawback Policy). The Clawback Policy provides for the recovery of certain incentive compensation paid to an individual covered by the Clawback Policy in the event the Company is required to correct an error that is material to previously issued financial statements or would result in a material misstatement if the error was left uncorrected in the current period or was corrected in the current period. Incentive compensation subject to recoupment includes the difference between the amount of incentive compensation granted to, earned by, or vested for the benefit of the individual during the three fiscal years preceding the required restatement and the amount that otherwise would have been received based on the restated financial measures, without regard to any taxes paid. However, for incentive compensation based on stock price or total stockholder return, where the amount of erroneously awarded compensation is not subject to mathematical calculation based directly on the accounting restatement of the Company’s financial statements triggering the recovery under the Clawback Policy, the Board will calculate the recoverable amount in accordance with applicable SEC rules and Nasdaq listing standards. The Clawback Policy also provides our Board with discretion to recover all, or any portion of, incentive compensation awarded to a covered individual if our Board determines that the covered individual engaged in detrimental conduct, including a material violation of the Company’s code of business conduct and ethics, a material violations of law within the scope of employment, or action or inaction resulting in financial harm to the Company. The Clawback Policy complies with the Nasdaq listing standards that became effective October 2, 2023, and is in compliance with Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act").

Our Compensation-Setting Process

Role of Talent and Compensation Committee

Our Talent and Compensation Committee works closely with its independent consultant and meets regularly, including in executive sessions without members of management present, to make decisions about the compensation of our CEO and other executive officers. Our Talent and Compensation Committee reviews a variety of market data and information, including Company, peer company and industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The committee chairperson reports the actions of the committee to the Board. The responsibilities of our Talent and Compensation Committee include, among other things, reviewing and approving (or making recommendations to the Board, as applicable, regarding):

•overall compensation strategy;
•amounts and forms of executive compensation, including base salary, incentive compensation and equity-based compensation;
•goals and objectives to be considered in determining the compensation of the CEO and other executive officers;
•annual and long-term incentive plans and benefit plans;
•compensation risk assessment;
•overall equity pool planning;
•Board of Directors compensation;
•annual proxy disclosure/CD&A disclosure; and
•compensation peer group

Role of Independent Compensation Consultant

Our Talent and Compensation Committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the Talent and Compensation Committee. The Talent and Compensation Committee has sole authority to retain and terminate the independent compensation consultant. At our Talent and Compensation Committee's discretion, the independent compensation consultant:

•provides independent advice to the committee on current trends and best practices in compensation design;
•advises on plans or practices that may improve the effectiveness of our compensation program;
•attends committee meetings;
•assists the committee in determining peer companies and evaluating compensation proposals; and
•conducts compensation-related research.

In making 2023 compensation decisions, our Talent and Compensation Committee retained Aon, plc, specifically the Human Capital Practice ("Aon") to assist with designing and reviewing our executive compensation programs and understanding executive compensation trends and best practices in compensation design. Our Talent and Compensation Committee has analyzed and determined that the work of Aon, as a compensation consultant, has not created any conflict of interest and that Aon is independent under applicable Nasdaq listing standards.

Role of Management

Our NEOs do not set their own compensation, nor are they present when the Talent and Compensation Committee establishes their specific individual compensation. Our CEO will provide an evaluation of each other NEO's performance to the Talent and Compensation Committee and will make recommendations regarding the base salary, target annual incentive bonuses and equity awards for executive officers other than himself. Our CEO's recommendations, for each other NEO, are considered by our Talent and Compensation Committee, which makes its own ultimate determinations as to the compensation of the NEOs.

Our human resources department provides additional analysis and guidance as requested by the Talent and Compensation Committee related to NEO compensation, including the following:

•developing, summarizing, and presenting information and analyses to enable the Talent and Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Talent and Compensation Committee;
•attending Talent and Compensation Committee meetings, as requested, to provide information, respond to questions, and otherwise assist the Talent and Compensation Committee; and
•assisting the CEO in making preliminary recommendations of base salary structure and cash and equity incentive awards for the other executive officers

Peer Group

In fiscal year 2023, the primary peer group used to inform our Talent and Compensation Committee of pay decisions and practices remained the same as the group used in fiscal year 2022 and included:

Primary Peer Group Companies
1Life Healthcare*	Oak Street Health**
Alarm.com	Omnicell
Dropbox	Progyny
eHealth	SelectQuote
Evolent Health	Stitch Fix
GoHealth	Tabula Rasa HealthCare***
Guidewire Software	Teladoc Health
HealthEquity	Veradigm (formerly known as Allscripts)
Lemonade
*Acquired by Amazon in February 2023.
**Acquired by CVS in May 2023.
***Acquired by ExacCare in October 2023.

The peer group companies were chosen based on, among other things, (i) industry, including healthcare and technology companies, (ii) revenue, (iii) revenue growth, (iv) market cap, (v) market cap as a multiple of revenue, and (vi) headcount. In 2023, our Talent and Compensation Committee reviewed our peer group, and decided to refresh our peer group for fiscal year 2024. The Talent and Compensation Committee has subsequently approved a new peer group for use in fiscal year 2024.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Talent and Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Talent and Compensation Committee retains the discretion to award compensation that is not deductible. The Talent and Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in its approach to executive compensation in order to structure a program that it considers to be the most effective in attracting, motivating and retaining key executives.

Compensation Risk Assessment

Our Talent and Compensation Committee has assessed our compensation philosophy and objectives, and the forms of compensation and benefits for all employees, including our executive officers, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Our Talent and Compensation Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:

•a balanced mix of cash and equity, as well as appropriately balanced fixed (base salary) and variable (cash incentives and equity-based awards) compensation;
•a mix of short-term and long-term incentives, with short-term incentives currently representing a lower proportion of the total mix;
•an incentive compensation clawback policy that requires us to recoup certain incentive compensation paid to our executive officers in the event of an accounting restatement or breach of company policy or legislation;
•an executive minimum stock ownership policy that helps ensure that the interests of our executive officers are aligned with those of our stockholders;
•cash and equity incentives based on achieving Company performance objectives;
•caps on annual cash incentive payouts;
•general alignment with prevalent low-risk pay practices;
•policies prohibiting hedging and pledging of Clover stock by our employees, officers or directors.

The information contained in the following report of the Talent and Compensation Committee is not considered to be "soliciting material," "filed," or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless, and only to the extent that, the Company specifically incorporates it by reference.

Compensation Committee Report

The Talent and Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based upon this review and discussion, the Talent and Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement for the Annual Meeting.

Submitted by the Talent and Compensation Committee of the Board of Directors:

Chelsea Clinton
Carladenise Armbrister Edwards
Anna U. Loengard
William G. Robinson, Jr. (Chair)

Summary Compensation Table

The following table sets forth information concerning the compensation of the 2023 NEOs for each of the last three or fewer fiscal years during which such individuals were executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($)(6)	Total Compensation ($)
Andrew Toy, Co-Founder and Chief Executive Officer (7)	2023	700,000	—	9,048,230	—	396,971	9,500	10,154,701
	2022	500,000	—	9,163,245	—	500,000	8,231	10,171,476
	2021	450,000	200	141,449,617	—	79,200	8,490	141,987,507
Scott J. Leffler, Chief Financial Officer (8)	2023	500,000	50,000	635,534	—	215,625	1,692	1,402,851
	2022	211,538	50,000	13,109,242	—	158,654	—	13,529,434
Jamie L. Reynoso, Chief Executive Officer of Medicare Advantage (9)	2023	486,539	—	1,789,264	—	204,844	14,197	2,494,844
	2022	440,385	—	2,147,106	—	330,289	12,095	2,929,875
	2021	411,539	200	2,586,747	—	43,459	6,539	3,048,484
Karen Soares, General Counsel and Corporate Secretary (10)	2023	402,404	—	953,300	—	101,706	9,087	1,466,496
Brady Priest, Chief Executive Officer of Home Care (11)	2023	453,847	—	699,086	—	194,063	—	1,346,996
	2022	199,039	—	4,186,440	—	149,279	—	4,534,758
(1)Amounts in this column represent base salary earned in 2023 and include any midyear adjustments.
(2)Amounts reported for Mr. Leffler reflect the sign-on bonus paid in 2022 and 2023 in connection with the commencement of his employment with the Company. The amounts reported for Mr. Toy and Ms. Reynoso reflect an employee appreciation bonus received in 2021.
(3)Represents the aggregate grant date fair value of PRSU and RSU awards granted computed in accordance with FASB ASC Topic 718, as discussed in Note 16 to our Consolidated Financial Statements included in the Company's 2023 Form 10-K. Note that the amounts reported in this column reflect the accounting value for the PRSU and RSU awards and may not correspond to the actual economic value that may be received by the NEO from the award. See the "Grants of Plan-Based Awards for the Year Ended December 31, 2023" table for more information on awards. For the PRSUs granted in 2023, if the highest level of performance is achieved for all performance metrics, the grant date fair values would be: Mr. Leffler - $381,320, Ms. Reynoso - $1,320,652, Ms. Soares - $571,981, and Mr. Priest - $419,452.
(4)No stock options were granted to the NEOs in 2023, 2022, or 2021.

(5)Represents cash bonuses paid pursuant to the Company’s 2023 stub period bonus program (with the performance period January 1, 2023 – June 30, 2023). See “Fiscal Year 2023 Incentive Bonuses” above for more information on the stub period bonuses. Amounts paid in respect of the new annual bonus cycle (July 2023 – June 2024), if any, will be reportable in the Summary Compensation Table reporting compensation for the Company’s fiscal year 2024. While incentive awards were also granted as part of the Cash MIP that includes performance conditions similar to the October PRSUs, for which the grant date fair value is included in the reported amounts above in the "Stock Awards" column, the value of the target Cash MIP awards are not included in the Summary Compensation Table reporting compensation for the Company’s fiscal year 2023 due to the difference in the timing of reporting cash bonus amounts under the SEC’s disclosure rules. Amounts paid as a result of sufficient performance under the Cash MIP, if any, will be reportable in the "Non-Equity Incentive Plan Compensation" column in the year the cash amounts are considered earned.
(6)Represents the Company’s employer contributions to our 401(k) plan.
(7)Mr. Toy was appointed to the role of Chief Executive Officer on January 1, 2023.
(8)Mr. Leffler served in the role of Chief Financial Officer until his departure from the Company on January 26, 2024.
(9)Ms. Reynoso's base salary increased from $475,000 to $550,000 on October 31, 2023.
(10)Ms. Soares was appointed to the role of General Counsel on October 31, 2023, and her base salary was increased to $450,000.
(11)Mr. Priest's base salary was increased from $450,000 to $475,000 on October 31, 2023.

Grants of Plan-Based Awards for the Year Ended December 31, 2023

Name	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(10)
				Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Andrew Toy		(1)		—	700,000	1,050,000
		(2)		—	350,000	525,000
	1/01/2023	(3)								9,734,513	9,048,230
Scott J. Leffler		(1)(4)		—	375,000	562,500
		(2)		—	187,500	281,250
		(5)(4)		—	1,000,000	1,500,000
	10/31/2023	(6)(4)	10/24/2023				—	266,667	400,001		254,214
	10/31/2023	(7)(4)	10/24/2023							400,000	381,320
Jamie L Reynoso		(1)		—	394,848	592,271
		(2)		—	178,125	267,188
		(5)		—	1,500,000	2,250,000
	3/16/2023	(8)					—	530,973	796,460		499,115
	10/31/2023	(6)	10/24/2023				—	400,000	600,000		381,320
	1/03/2023	(9)								353,982	336,849
	10/31/2023	(7)	10/24/2023							600,000	571,980
Karen Soares		(1)		—	278,273	417,410
		(2)		—	78,750	118,125
		(5)		—	1,000,000	1,500,000
	10/31/2023	(6)	10/24/2023				—	400,000	600,000		381,320
	10/31/2023	(7)	10/24/2023							600,000	571,980
Brady Priest		(1)		—	350,976	526,464
		(2)		—	168,750	253,125
		(5)		—	1,100,000	1,650,000

10/31/2023	(6)	10/24/2023	—	293,333	440,000		279,634
10/31/2023	(7)	10/24/2023				440,000	419,452
(1) Represents possible cash incentive awards to be earned under the Company's annual cash bonus program for the new annual bonus cycle, July 1, 2023 – June 30, 2024, based 100% upon the achievement of certain performance levels with respect to Company operating metrics of Insurance MCR and Adjusted SG&A, with each metric weighted equally. The actual total incentive award could range from 0% of the NEO's target incentive amounts to 150% of the NEO's target incentive amounts if the goals are all achieved at the maximum level and employment continues through the payment date. Actual cash incentives earned for the July 1, 2023 – June 30, 2024 performance period, if any, will be reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in next year’s proxy statement. See "Fiscal Year 2023 Incentive Bonuses" above for more information about these awards.
(2) Represents possible cash incentive awards to be earned under the Company’s stub bonus program for the period January 1, 2023 – June 30, 2023 based 100% upon the achievement of certain performance levels with respect to Company operating metrics of Insurance MCR and Adjusted SG&A, with each metric weighted equally. The actual total incentive awards could have ranged from 0% of the NEO's target incentive amounts to 150% of the NEO's target incentive amounts if the goals were all achieved at the maximum level, pro-rated to reflect the 6-month stub period. Actual stub bonuses earned for the 2023 stub period are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, amounts reflect amounts earned due to payroll cycle considerations. See "Fiscal Year 2023 Incentive Bonuses" above for more information about these awards.
(3) Reflects the second portion of Mr. Toy’s promotional time-vesting RSUs that vest over four years, with 25% vesting on the anniversary of the grant date and the remainder vesting in twelve equal quarterly installments beginning on the date that is three months after the anniversary of the grant date.
(4) In connection with his departure from the Company on January 26, 2024, Mr. Leffler forfeited his unvested outstanding equity, including the October RSU and October PRSU grants, as well as his right to receive a cash incentive award under the Company’s annual cash bonus program for the July 1, 2023 – June 30, 2024 performance cycle and his right to receive a cash incentive award under the Company’s Cash MIP.
(5) Represents potential cash incentive awards to be earned under the Company’s Cash MIP, which is a three-year cash bonus program based 100% upon Company performance with respect to Company operating metrics of CAPE and Total MA Revenue, with each metric weighted equally over two measuring periods (and three payment dates). The actual total incentive award could range from 0% of the NEO’s target incentive amount to 150% of the NEO’s target incentive amount if the goals were all achieved at the maximum level and employment continues through each vesting date. See "Special Cash MIP Program" above for more information about these awards.
(6) Reflects target number of PRSUs, of which 50% are eligible to vest on the date of certification of Company performance for the period July 1, 2023 – June 30, 2024 (with zero to 150% of the target number of PRSUs being considered "earned"), and the remaining 50% of the earned PRSUs vesting on October 31, 2025.
(7) Reflects time-vesting RSUs that vest over 2 years, with 50% vesting on the anniversary of the grant date, and the remainder vesting in four equal quarterly installments beginning on the date that is three months after the anniversary of the grant date
(8) Reflects PRSUs of which one-third was eligible to vest on September 7, 2023, based on Company performance measured as of June 30, 2023. Of the remaining two-thirds, one-third will vest on June 30, 2024, and one-third will vest on June 30, 2025.
(9) Reflects time-vesting RSUs that vest over four years, with 25% vesting on the anniversary of the grant date, and the remainder vesting in twelve equal quarterly installments beginning on the date that is three months after the anniversary of the grant date.

Outstanding Equity Awards at December 31, 2023

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2023.

Name	Grant Date		Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Andrew Toy	2/4/2020	(4)	5,334,515	—	2.23	2/3/2030	—	—	—	—
	2/4/2020	(5)	3,669,607	—	5.45	2/3/2030	—	—	—	—
	7/22/2018	(5)	631,033	—	1.67	7/21/2028	—	—	—	—
	7/22/2018	(5)	3,155,168	—	1.67	7/21/2028	—	—	—	—
	1/01/2023	(6)	—	—	—	—	9,734,513	9,247,787
	8/08/2022	(7)	—	—	—	—	1,852,862	1,760,219	—	—
	1/7/2021	(8)	—	—	—	—	—	—	3,582,291	3,403,176
	1/07/2021	(8)	—	—	—	—	—	—	11,142,328	10,585,212
Scott J. Leffler	10/31/2023	(9)	—	—	—	—	400,000	380,000
	7/25/2022	(10)	—	—	—	—	3,298,934	3,133,987	—	—
	7/25/2022	(11)	—	—	—	—	167,452	159,079	—	—
	10/31/2023	(12)							266,667	253,334
Jamie L. Reynoso	10/31/2023	(9)					600,000	570,000
	1/03/2023	(11)					353,982	336,283
	9/16/2022	(11)					242,933	230,786
	3/14/2022	(11)					287,409	273,039
	7/16/2021	(13)					110,410	104,890
	10/31/2023	(12)							400,000	380,000
	3/16/2023	(14)					435,045	413,293
	7/16/2021	(15)					15,772	14,983
	6/29/2020	(16)	51,701		3.66	6/28/2030
	7/27/2020	(5)	21,406		4.67	7/26/2030

	7/27/2020	(17)	443,910	4.67	7/26/2030
Karen Soares	10/31/2023	(9)				600,000	570,000
	9/15/2022	(11)				138,706	131,771
	2/14/2022	(11)				132,188	125,579
	6/15/2021	(13)				18,848	17,906
	4/28/2020	(18)	40,432	2.36	4/27/2030
	4/28/2020	(5)	42,290	2.36	4/27/2030
	6/29/2020	(19)	31,021	3.66	6/28/2030
	9/26/2020	(20)	144,765	6.64	9/25/2030
	6/04/2019	(21)	20,680	1.94	6/3/2029
	12/12/2018	(5)	20,680	1.94	12/11/2028
	10/31/2023	(12)						400,000	380,000
Brady Priest	10/31/2023	(9)				440,000	418,000
	7/18/2022	(11)				1,165,254	1,106,991
	10/31/2023	(12)						293,333	278,666
	9/13/2017	(5)	362,252	1.67	9/12/2027
	8/10/2016	(5)	79,349	1.26	8/9/2026
(1)All of the outstanding options granted under our 2014 Equity Incentive Plan ("2014 Plan") are options to purchase shares of our Class B common stock and are immediately exercisable in light of an elective early exercise design feature of the awards. Class B common stock is convertible on a one to one basis to Class A common stock at the election of the holder or generally upon, certain specified events, and generally upon the transfer of the shares of Class B common stock. The below chart summarizes the vested and unvested shares subject to the options as of December 31, 2023. There have been no early exercises of any unvested options by the NEOs.

Name	Grant Date	Total Number of Options	Vested Options	Unvested Options
Andrew Toy	2/4/2020	5,334,515	4,801,063	533,452
	2/4/2020	3,669,607	3,669,607	—
	7/22/2018	631,033	631,033	—
	7/22/2018	3,155,168	3,155,168	—
Jamie L. Reynoso	6/29/2020	51,701	36,191	15,510
	7/27/2020	21,406	21,406	—
	7/27/2020	443,910	296,560	147,350
Karen Soares	4/28/2020	40,432	21,130	19,302
	4/28/2020	42,290	42,290	—
	6/29/2020	31,021	21,714	9,307
	9/26/2020	144,765	96,510	48,255
	6/04/2019	20,680	20,335	345
	12/12/2018	20,680	20,680	—
Brady Priest	9/13/2017	362,252	362,252	—
	8/10/2016	79,349	79,349	—

(2)Represents the fair market value of a share of our Class A common stock on the date of grant for all stock options except for the stock option granted on February 4, 2020 to Mr. Toy for 3,669,607 shares, which represents two times the fair market value on the date of grant, each as determined by our Board.
(3)RSUs and PRSUs represent the right to receive a share of the applicable class of our common stock upon vesting. Market and payout values were determined by multiplying the number of shares or units by the closing price per share of our Class A common stock of $0.95 on December 29, 2023.
(4)Represents a fully exercisable stock option received in connection with the Business Combination in exchange for an option to acquire 2,579,460 shares of common stock of Legacy Clover for $4.61 per share. 4,801,063 of the shares underlying this option have vested, and the remainder of this option vests in equal monthly installments. The award includes an early exercise feature.
(5)Represents a fully vested and exercisable stock option.
(6)Represents the second portion of Mr. Toy’s promotional time-vesting RSU grant, which vest over 4 years, with 25% vesting on the anniversary of the date of grant, and the remainder vesting in twelve equal quarterly installments beginning on the date that is three months after the anniversary of the date of grant.
(7)Represents the first portion of Mr. Toy’s promotional time-vesting RSUs that vest over 4 years, with 25% vesting on the anniversary of the grant date and the remainder vesting in twelve equal quarterly installments beginning on the date that is three months after the first anniversary of the grant date.
(8)The number of underlying unvested units listed reflects satisfaction of the performance conditions for a hybrid PRSU award granted under our 2014 Plan (in respect of 3,582,291) and our 2020 Management Incentive Plan (in respect of 11,142,328) each denominated in shares of our Class B common stock. The hybrid PRSU award vests if both the service and performance requirements are met. The service requirement will be satisfied in five equal annual installments on the anniversaries of the grant date. The performance requirement will be satisfied 50% and 100% upon the Company's reaching certain stock price milestones within five years of January 7, 2021. The unit number and payout value assumes performance was achieved at the 50% level.
(9)Represents RSUs that vest over 2 years, with 50% vesting on the anniversary of the grant date, and the remainder vests in four equal quarterly installments beginning on the date that is three months after the anniversary of the grant date.
(10)Represents a sign-on RSU award that vests over 4 years, with 25% vesting on the first anniversary of the date of grant, and the remainder vests in twelve equal quarterly installments beginning on the date that is three months after the anniversary of the grant date.
(11)Represents RSUs that vest over 4 years, with 25% vesting on the anniversary of the grant date and the remainder vests in twelve equal quarterly installments beginning on the date that is three months after the anniversary of the grant date.
(12)The number of underlying unvested units listed reflects the target outcome of the performance conditions of a PRSU award granted under our 2020 Equity Plan. The PRSUs vest 50% on the date of certification based on Company performance measured from July 1, 2023 through June 30, 2024, and the remaining 50% of the PRSUs vest on October 31, 2025.
(13)Represents RSUs that vest in four equal installments on each anniversary of January 7, 2021.
(14)The number of underlying unvested units listed reflects a PRSU award that was earned based on performance measured as of June 30, 2023. One-third of the PRSU award vested on the date of certification, and one-third vests on each of June 30, 2024, and June 30, 2025.
(15)The number of underlying unvested units listed reflects a PRSU award that was earned based on performance during fiscal year 2021. One-third of the earned PRSU award vested on each of January 31, 2022, January 1, 2023, and January 1, 2024.
(16)Represents a fully exercisable stock option. 31,191 of the shares underlying this option have vested and the remainder of this option vests in equal monthly installments.
(17)Represents a fully exercisable stock option. 296,560 of the shares underlying this option have vested and the remainder of this option vests in equal monthly installments.
(18)Represents a fully exercisable stock option. 21,130 of the shares underlying to this option have vested and the remainder of this option vest in equal monthly installments.
(19)Represents a fully exercisable stock option. 21,714 of the shares underlying to this option have vested and the remainder of this option vests in equal monthly installments.
(20)Represents a fully exercisable stock option. 96,510 of the shares underlying to this option have vested and the remainder of this option vests in equal monthly installments.
(21) Represents a fully exercisable stock option. 20,335 of the shares underlying to this option have vested and the remainder of the option vests in equal monthly installments.

2023 Option Exercises and Stock Vested

The following table shows the number of shares of common stock acquired and their value upon the exercise of stock options and the vesting of RSUs and PRSUs during 2023 for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Andrew Toy	—	—	842,210	1,048,029
Scott J. Leffler	—	—	1,575,630	1,660,084
Jamie L. Reynoso	—	—	611,945	685,646
Karen Soares	—	—	175,285	200,920
Brady Priest	—	—	529,661	553,856
(1) Represents RSU or PRSU awards that vested in 2023.
(2) Calculated by multiplying the number of vested RSUs or PRSUs by the market price of the Company's Class A common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Separation Arrangements

We have entered into an employment agreement with each of our NEOs that provides each NEO with severance protections in certain circumstances following such NEO’s termination of employment by the Company (or a successor) without cause or by the NEO for good reason, whether or not in connection with a change in control. Our NEO’s are not entitled to receive severance in connection with a termination by the Company for "cause" or in connection with a termination as a result of each NEO’s death or disability. The information described below reflects the impact of a termination of employment or a change in control pursuant to the agreements with our NEOs in effect as of December 31, 2023.

Andrew Toy

If Mr. Toy’s employment is terminated by us without "cause" or by Mr. Toy for "good reason" (in each case, as defined in his employment agreement), subject to Mr. Toy’s execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, he will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to the sum of 1.5 times his then annual base salary plus 1.5 times his target cash bonus, (ii) payment of any earned but unpaid bonus, and (iii) reimbursement of COBRA health care premiums for up to 18 months after the termination date. Any unvested and outstanding equity that was granted prior to August 2022 will remain subject to the terms and conditions of the applicable award agreements, however, no portion of the RSUs granted to Mr. Toy in August 2022 or January 2023 will automatically vest at the time of his termination.

If the termination of employment occurs within the three months prior to or within the 18 months following a change in control of the Company, subject to Mr. Toy’s execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, he will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to the sum of 24 months of his then base salary plus 2.0 times his target cash bonus, (ii) payment of any earned but unpaid bonus, (iii) reimbursement of COBRA health care premiums for up to 24 months after the termination date, and (iv) full accelerated vesting of all outstanding and unvested time-based equity awards. Any unvested and outstanding performance-based awards will remain subject to the terms and conditions of their respective award agreements.

Furthermore, if the benefits payable to Mr. Toy are subject to Sections 280G and 4999 of the Code, such payments will be reduced to the extent necessary to provide Mr. Toy with the greatest after-tax benefit.

Scott J. Leffler

If Mr. Leffler's employment was terminated by us without "cause" or by Mr. Leffler for "good reason" (in each case, as defined in his employment agreement), subject to Mr. Leffler’s execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, he would have been entitled to receive the following severance payments and benefits: (i) a cash payment equal to the sum of 1.5 times his then annual base salary plus 1.5 times his target cash bonus, (ii) reimbursement of COBRA health care premiums for up to 18 months after the termination date, and (iii) if his termination of employment occurred prior to July 25, 2023, any unvested equity which would have vested upon the completion of his first full year of employment would have vested immediately upon his termination.

If the termination of employment occurred within the one month prior to or within the 18 months following a change in control of the Company, subject to Mr. Leffler's execution and non-revocation of release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, he would have been entitled to receive the following severance payments and benefits: (i) a cash payment equal to the sum of 18 months of his then base salary plus 1.5 times his target cash bonus, (ii) reimbursement of COBRA health care premiums for up to 18 months after the termination date, and (iii) full accelerated vesting of all outstanding and unvested time-based equity awards.

Furthermore, if the benefits payable to Mr. Leffler were subject to Sections 280G and 4999 of the Code, such payments would have been reduced to the extent necessary to provide Mr. Leffler with the greatest after-tax benefit. As a result of his voluntary resignation on January 26, 2024, Mr. Leffler did not receive any of the payments or benefits described in the preceding two paragraphs.

Jamie L. Reynoso

If Ms. Reynoso’s employment is terminated by us without "cause" or by Ms. Reynoso for "good reason" (in each case, as defined in her employment agreement), subject to Ms. Reynoso’s execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, she will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to her then annual base salary, and (ii) reimbursement of COBRA health care premiums for up to 12 months after the termination date.

If the termination of employment occurs within the one month prior to or within the 12 months following a change in control of the Company, subject to Ms. Reynoso’s execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, she will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to 12 months of her then base salary plus 1.0 times her target cash bonus, (ii) reimbursement of COBRA health care premiums for up to 12 months after the termination date, and (iii) full accelerated vesting of all outstanding and unvested time-based equity awards.

Furthermore, if the benefits payable to Ms. Reynoso are subject to Sections 280G and 4999 of the Code, such payments will be reduced to the extent necessary to provide Ms. Reynoso with the greatest after-tax benefit.

Karen Soares

If Ms. Soares’ employment is terminated by us without "cause" or by Ms. Soares for "good reason" (in each case, as defined in her employment agreement), subject to Ms. Soares’ execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, she will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to her then annual base salary, and (ii) reimbursement of COBRA health care premiums for up to 12 months after the termination date.

If the termination of employment occurs within the one month prior to or within the 12 months following a change in control of the Company, subject to Ms. Soares’ execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, she will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to the sum of 12 months of her then base salary plus 1.0 her target cash bonus, (ii) reimbursement of COBRA health care premiums for up to 12 months after the termination date, and (iii) full accelerated vesting of all outstanding and unvested time-based equity awards.

Furthermore, if the benefits payable to Ms. Soares are subject to Sections 280G and 4999 of the Code, such payments will be reduced to the extent necessary to provide Ms. Soares with the greatest after-tax benefit.

Brady Priest

If Mr. Priest's employment is terminated by us without "cause" or by Mr. Priest for "good reason" (in each case, as defined in his employment agreement), subject to Mr. Priest’s execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, he will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to his then annual base salary, and (ii) reimbursement of COBRA health care premiums for up to 12 months after the termination date.

If the termination of employment occurs within the one month prior to or within the 12 months following a change in control of the Company, subject to Mr. Priest’s execution and non-revocation of a release of claims in our favor and continued compliance with customary confidentiality, non-solicitation, and non-disparagement requirements, he will be entitled to receive the following severance payments and benefits: (i) a cash payment equal to his then base salary plus 1.0 times his target cash bonus, (ii) reimbursement of COBRA health care premiums for up to 12 months after the termination date, and (iii) full accelerated vesting of all outstanding and unvested time-based equity awards.

Furthermore, if the benefits payable to Mr. Priest are subject to Sections 280G and 4999 of the Code, such payments will be reduced to the extent necessary to provide Mr. Priest with the greatest after-tax benefit.

Change in Control Arrangements

The hybrid PRSU awards granted to Mr. Toy in connection with the closing of our Business Combination, in addition to having the acceleration provisions discussed above in connection with certain terminations of Mr. Toy's employment, will accelerate upon certain changes in control of the Company. "Change in control" as used in each hybrid PRSU award, is defined in the respective equity plan under which the hybrid PRSUs were granted. Upon a change in control, the hybrid PRSU awards will each fully vest as to their service conditions, and if the per share value in the change in control equals or exceeds the required stock closing price under the hybrid PRSU award's performance conditions, the awards will also fully vest as to the applicable performance conditions. Any portion of the PRSU award unvested at the consummation of the change in control will be forfeited.

Under the NEOs employment agreements, other than Mr. Toy, any outstanding performance-based awards are to be treated as set forth in the Company’s 2020 Equity Plan and applicable award agreements. Currently the 2020 Equity Plan provides the Talent and Compensation Committee with discretion to determine the treatment of outstanding PRSUs in the event of a change in control. For purposes of this disclosure, the Company has assumed that in the event of a change in control and a qualifying termination, any unvested and outstanding performance-based awards would be deemed earned at the greater of (i) pro-rated target based on the number of days elapsed through the NEO’s termination date or (ii) actual achievement measured as of the NEO’s termination date (to the extent then measurable). While this is not the only potential outcome, it is one that the Company believes is a reasonable market approach.

Quantification of Termination and Change in Control Payments

The table below summarizes the approximate value of benefits that would be received in connection with qualifying terminations of employment of Mr. Toy, Ms. Reynoso, Ms. Soares, and Mr. Priest, assuming each NEO's termination of employment occurred on December 31, 2023, based on the closing price per share of our Class A common stock of $0.95 on December 29, 2023, and where relevant, that a change in control occurred on December 31, 2023. Mr. Leffler was not included in this table, as he informed us on December 15, 2023, he would be resigning from his role of Chief Financial Officer from the Company in January 2024. Mr. Leffler did not receive any severance payments in connection with his resignation.

Name and Form of Payment		Involuntary Termination Outside Change in Control ($)	Involuntary Termination in Connection with a Change in Control ($)	Change in Control (no termination) ($)
Andrew Toy
	Cash Payment(1)	2,100,000	3,300,000	—
	Vesting of Equity Awards (2)	—	24,996,394(4)	—
	Value of Benefits(3)	23,106	30,807	—
	Total	2,123,106	28,327,201	—
Jamie L. Reynoso
	Cash Payment(1)	550,000	1,045,833	—
	Vesting of Equity Awards (2)	—	1,975,050	—
	Value of Benefits(3)	20,810	20,810	—
	Total	570,810	3,041,693	—
Karen Soares
	Cash Payment(1)	450,000	843,056	—
	Vesting of Equity Awards (2)	—	877,032	—
	Value of Benefits(3)	21,080	21,080	—
	Total	471,080	1,741,168	—
Brady Priest
	Cash Payment(1)	475,000	892,361	—
	Vesting of Equity Awards (2)	—	1,548,294	—
	Value of Benefits(3)	21,068	21,068	—
	Total	496,068	2,461,723	—

(1)Cash severance payment includes the following: (i) Mr. Toy - the sum of (1) 1.5 times his annual base salary ($700,000) and (2) 1.5 times his target annual cash bonus; however, in the event of a change in control with a qualifying termination, Mr. Toy will receive the sum of (1) 2.0 times his annual base salary ($700,000) and (2) 2.0 times his target annual cash bonus, plus the actual amount of his prior year cash bonus, (ii) Ms. Reynoso – her annual base salary ($550,000), and, in the event of a change in control with a qualifying termination, an additional amount equal to her annual cash bonus, (iii) Ms. Soares – her annual base salary ($450,000), and, in the event of a change in control with a qualifying termination, an additional amount equal to her annual cash bonus and (iv) Mr. Priest - his annual base salary ($475,000), and, in the event of a change in control with a qualifying termination, an additional amount equal to his annual cash bonus. In the event of a qualifying termination in connection with a change and control, excluding Mr. Toy, amounts also include a pro-rated amount for each NEO’s target award under the Cash MIP.
(2)Reflects the value of unvested equity awards that would vest following a separation from the Company, determined by multiplying the number of shares or units by the closing price per share of our Class A common stock on December 29, 2023 ($0.95). All stock option awards were underwater as of year-end.
(3)Reflects the estimated cost of providing the NEO with continued medical, dental, and vision insurance under COBRA through the severance period, assuming 2023 rates.
(4)Reflects that none of Mr. Toy's hybrid PRSU awards would be deemed to have vested upon a change in control that is not in connection with a qualifying termination of Mr. Toy's employment because, for purposes of this table, the per share value in the assumed change in control is $0.95, the closing price per share of our Class A common stock on December 29, 2023, which does not meet the requirement for vesting in the event of a change in control under the terms of the hybrid PRSU awards.

2023 CEO Pay Ratio

As required by the Dodd-Frank Act and SEC regulations, we are providing the following information about the relationship of annual total compensation, calculated pursuant to SEC rules, of our median employee and our 2023 CEO, Mr. Andrew Toy.

The 2023 total annual compensation value for Mr. Toy was $10,154,701 and the annual total compensation of our median compensated employee was $115,420. Accordingly, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees for 2023 was 88 to 1.

For purposes of identifying our median employee, we used our worldwide employee population as of December 31, 2023, which consisted of 769 total employees (excluding the CEO), of which 700 employees were employed in the United States and 69 employees were in foreign jurisdictions. We excluded 13 employees from Canada under the SEC’s 5% de minimis exemption.

The consistently applied compensation measure we used to identify the median employee was W-2 Box 1 wages (or its foreign equivalent) paid to employees from January 1, 2023, to December 31, 2023. Foreign currencies were converted into U.S. dollars based on the daily exchange rate on December 31, 2023. After we identified the median employee using W-2 Box 1 wages (or its foreign equivalent), we then calculated the 2023 total compensation for our CEO and the median employee for fiscal year 2023 in accordance with Item 402(c)(2)(x) for reporting in the Summary Compensation Table.

The pay ratio disclosure presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe the methodology, assumptions, and estimates used in determining the ratio are reasonable given our specific employee population. As the SEC’s final regulations for identifying the median employee, calculating annual total compensation and determining the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to that reported by other companies.

Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain measures of the Company’s financial performance. For further information concerning the Company’s pay-for-performance philosophy and how our Compensation Committee aligns executive compensation with the Company’s performance, refer to the section of this Proxy Statement titled "Compensation Discussion and Analysis."

The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

Pay Versus Performance Table

The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing:

(i)     a measure of total compensation (calculated in the same manner as used for the Summary Compensation Table) for our 2023, 2022, and 2021 principal executive officer ("PEO") and, as an average, for our other NEOs ("Non-PEO NEOs");

(ii)     a measure of compensation entitled "compensation actually paid" (the "CAP"), calculated in accordance with the available guidance for the PEO and, as an average, our other Non-PEO NEOs; and

(iii)     certain financial performance measures for our three most recently completed fiscal years. The Company was not a reporting company during fiscal year 2020.

The CAP amounts reported, calculated in accordance with Item 402(v) of Regulation S-K, are determined based on a series of adjustments (described in Footnote 4 to the table) that are applied to the total compensation figure reported in the Summary Compensation Table for each NEO. The CAP amounts include the fair value for equity-based awards granted in a particular year as of the end of the grant year (as opposed to the fair value on the date of grant used for purposes of the Summary Compensation Table), and the change in fair value from the prior year’s value for previously granted and still unvested equity awards units measured as of December 31st of the reporting year, or if the award vested during the year, as of the vesting date. In light of this methodology, the CAP amounts are significantly impacted by the per share price of our common stock on each valuation date. CAP amounts do not reflect the actual amount of compensation earned by or paid to the individual NEO in the reporting year.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ in thousands)	Insurance MCR (%)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
(a)	(b)[1]	(c)[2]	(d)[3]	(e)[4]	(f)[5]	(g)[6]	(h)[7]	(i)[8]
2023	$10,154,701	$10,673,790	$1,677,797	$1,836,836	$5.94	$78.90	$(213,361)	81.2%
2022	$—	$(39,375,427)	$9,284,785	$2,340,139	$5.81	$74.06	$(338,844)	91.8%
2021	$389,569,439	$62,373,190	$37,030,665	$(16,627,248)	$23.22	$93.07	$(587,756)	106.0%

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for the PEO in the "total" column of the Summary Compensation Table in each applicable year. The names of the PEOs in each applicable year are as follows:
(a) 2023: Andrew Toy
(b) 2021 and 2022: Vivek Garipalli
(2) The dollar amounts reported in column (c) represent the CAP for the corresponding fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments described in the "Adjustments Table" below in Footnote 4 were made to Mr. Toy’s total compensation to determine the compensation actually paid.
(3) The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs in the "Total" column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows:
(a) 2023: Scott J. Leffler, Jamie L. Reynoso, Karen Soares, and Brady Priest
(b) 2022: Mark Herbers, Andrew Toy, Scott J. Leffler, Joseph Martin, and Brady Priest
(c) 2021: Mark Herbers, Andrew Toy, Jamie L. Reynoso, Prabhdeep Singh, and Joseph Wagner

(4) The dollar amounts reported in column (e) represent the average CAP amount for the Non-PEO NEOs specified in Footnote 3, as computed in accordance with Item 402(v) of Regulation S-K. The adjustments made to the average total compensation for the Non-PEO NEOs for each year to determine the CAP amounts are described in the adjustments table below:

Adjustments Table

	2023
*	PEO	Average of Non-PEO NEOs
Total Compensation from Summary Compensation Table	10,154,701	1,677,797
Subtract: the amounts reported in the Summary Compensation Table in respect of all equity awards	(9,048,230)	(1,019,296)
Add: the fair value of all equity awards granted during the year that were outstanding and unvested as of the end of the year, with the value calculated as of the end of year end	9,267,256	996,988
Add: the positive or negative year-over-year change in fair value of all equity awards granted in prior years and remain outstanding and unvested as of the end of the year, with the value calculated as of year end	9,150	30,329
Add: the positive or negative year-over-year change in fair value of all equity awards granted and vested during the year, with the final value calculated as of the vesting date	—	71,238
Add: the positive or negative year-over-year change in fair value of all equity awards granted in prior years and that vested during the year, with the final value calculated as of the vesting date	290,913	82,224
Subtract: the prior year’s year end value ascribed to any equity awards for which the vesting conditions were not met (and awards were therefore forfeited) as of the end of or during the year	—	(2,445)
Compensation Actually Paid (CAP)	10,673,790	1,836,836

*The Company does not sponsor or maintain a defined benefit pension plan, and no such benefits are provided to our NEOs; therefore, no adjustments have been made to the Summary Compensation Table totals for changes in pension values.

The valuation assumptions used to calculate the fair values were updated as of each measurement date and may differ from those disclosed as of the grant date:
a.For outstanding options, a Black Scholes model was used to calculate the fair value, with (i) expected term being calculated using the simplified method as of the grant date less elapsed time from the grant date to the valuation date, for options in-the-money on the valuation date, and at the midpoint of the vesting and contractual term, for options out-of-the-money on the valuation date; (ii) volatility being calculated using the same method as discussed in our 2023 Annual Report; (iii) risk-free rates based on the US Treasury Rate Yield Curve Rates, adjusted to approximate zero coupon yields using the "bootstrap" technique, as of the expected term calculated for each valuation date, and interpolated linearly; and (iv) dividend yield of 0% because the Company does not issue dividends, which is also consistent with the calculations discussed in the 2023 Annual Report.
b.For RSUs, the closing price of our Class A common stock on the valuation date was utilized.
c.For PRSUs for which the relevant performance period remains outstanding, a Monte Carlo model was used to simulate the Company stock prices in order to determine if the vesting condition is met. The model discounts the value of the PRSU at the assumed vesting date based on the risk-free rate. A similar methodology was used to determine the volatility, risk-free rate and dividend yield assumptions as those described for options above.
(5) Total shareholder return ("TSR") is the value of $100 at the end of the measurement period assuming invested in our stock as of the beginning of the measurement period. The beginning of the measurement period for this purpose is assumed to be the date of the closing of the Business Combination (January 7, 2021).

(6) Peer group TSR is the value of $100 at the end of the measurement period assuming invested in the peer group index as of the beginning of the measurement period. The beginning of the measurement period for this purpose is assumed to be the date of the closing of the Business Combination (January 7, 2021). The peer group used for this purpose is the following published industry index: Nasdaq Health Care Index.
(7) The dollar amounts reported represent our net income (loss), as reflected in our audited financial statements for the applicable year.
(8) The percentage represents our Insurance MCR (which is a metric expressed as a percentage), as reflected in the Company's audited financial statements for the applicable year. While the Company principally uses two financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Insurance MCR is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company in 2023 to link compensation actually paid to the NEOs, to the Company’s performance.

Financial Performance Measures

As described in greater detail in the section of this Proxy Statement entitled "Compensation Discussion and Analysis," the Company’s executive compensation philosophy reflects on a pay-for-performance culture. The metrics that the Company uses for its short-term and for certain long-term incentive awards were selected based on, among other things, an objective of providing meaningful incentives for our NEOs to create long-term value for Company stockholders. The most important financial performance measures used by the Company to link executive compensation for the NEOs, for the most recently completed fiscal year, to the Company’s performance are set forth in the following table:

Most Important Financial Performance Measures
Insurance Medical Care Ratio (MCR)
Adjusted SG&A

For further information concerning the Company’s compensation philosophy, including the variable pay-for-performance components of executives' compensation packages, and how the Company uses these financial performance measures to align executive compensation with the Company’s performance, refer to the section of this Proxy Statement entitled "Compensation Discussion and Analysis."

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of the SEC's Regulation S-K, the Company is providing the descriptions below of the relationships between the reported CAP amounts and each of the financial performance measures presented in the Pay Versus Performance Table. Decisions impacting executive officer compensation are based on a number of factors, as more fully described in the section of this Proxy Statement entitled "Compensation Discussion and Analysis," and our Talent and Compensation Committee has not specifically evaluated the performance measures included in the Pay Versus Performance Table against the NEOs’ CAP amounts (as calculated in accordance with Item 402(v) of Regulation S-K) for a particular year. Moreover, several factors impact the determination of the annual CAP amounts, including, importantly, the per share price of the Company’s common stock on each of the relevant measurement dates. The CAP amounts for our PEO (Mr. Toy) and the Non-PEO NEOs are impacted by grants in connection with the commencement of service, or promotions, for certain individuals in the NEO group in 2023. Therefore, the alignment outcomes described below may not accurately reflect the Company’s goals of linking pay with performance and aligning the interests of NEOs with those of our stockholders.

Compensation Actually Paid and Cumulative TSR of the Company and Cumulative TSR of the Peer Group

During the reporting period prior to 2023, Mr. Garipalli’s (former PEO) compensation consisted of a special one-time grant in 2021 of RSUs and PRSUs. Mr. Garipalli did not receive base salary or annual bonus payments. As a consequence, the reported CAP amounts for Mr. Garipalli were entirely dependent on the Company’s stock price, and fair value measurement of his outstanding awards, at the end of each year in 2021 and 2022. Therefore, his CAP amounts were directly correlated with the Company’s cumulative TSR in 2021 and 2022. In 2023, the CAP amounts for Mr. Toy (our new PEO) and the Non-PEO NEOs, take into account salary, bonus and equity awards granted to the executives in 2023. While a significant portion of our PEO's CAP amounts are attributable to changes in the Company’s stock price, and their outstanding awards’ fair value measurement at the end of each year, there are other inputs as well. Therefore, CAP amounts are not directly correlated to the Company’s TSR over the reporting period. The Company’s cumulative TSR and the Cumulative TSR of the selected peer group reflects a similar trajectory during the reporting period, though the peer group per share value started at a higher value than that of the Company.

Compensation Actually Paid and Total Shareholder Return
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$-
$(20,000,000)
$(40,000,000)
$(60,000,000)
Compensation Actually Paid
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Total Shareholder Return
$100.00
$62,373,190
$93.07
$74.06
$78.90
$10,673,790
$2,340,139
$1,836,836
$(16,627,248)
$23.22
$(39,375,427)
$5.81
$5.94
1/7/2021
2021
2022
2023
Fiscal Year
PEO CAP
Non-PEO CAP
Company TSR
Peer Group TSR

Compensation Actually Paid and Net Income (Loss)

The Company’s net income (loss) improved from a loss of approximately $338.8 million for the year ended December 31, 2022, to a loss of approximately $213.4 million for the year ended December 31, 2023. This improvement did not play a specific role in setting the compensation for our NEOs, nor in the determination of the CAP amounts for our PEOs or the Non-PEO NEOs. As discussed above, the CAP amounts for our PEOs and our Non-PEO NEOs were impacted by a number of factors not directly tied to the Company’s net income (loss) outcome for the relevant years.

Compensation Actually Paid and Insurance MCR

Insurance MCR served as the "company selected measure" for 2023 and was utilized as one of two equally weighted financial performance measures used to measure Company performance under the 2023 stub period bonus program. Insurance MCR, which is expressed as a percentage, is generally calculated as total net claims incurred divided by premiums earned. A lower percentage indicates higher gross profitability and better performance. Over the reporting period, Insurance MCR improved by approximately 25%, from 106% in 2021 to 81.2% in 2023. As discussed above, the CAP amounts for our PEO's and our Non-PEO NEOs were impacted by a number of factors. For our PEO's and the Non-PEO NEOs, the Insurance MCR outcome in 2023 resulted in achievement that meaningfully exceeded the Insurance MCR target for 2023. This outcome positively impacted the Company’s performance across the stub bonus program’s two metrics, which resulted in funding the aggregate bonus pool at 100% of target in 2022 and over 100% of target in 2023. Lower bonuses were paid in 2021 based on outcomes less than target for the bonus plan achievement in 2021. These bonus payouts impacted our PEO's and our Non-PEO NEO CAP amounts, but they did not have as large of an impact as assigned equity grant award values each year. Therefore, while the size of bonus payouts was directly aligned with the outcome of Insurance MCR in 2023, as a result of the bonus payout being only a small portion of the overall CAP amounts for Mr. Toy and Non-PEO NEOs, the CAP amounts do not directly correlate with the Insurance MCR for the reporting period.

Compensation Actually Paid and Insurance MCR
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$-
$(20,000,000)
$(40,000,000)
$(60,000,000)
Compensation Actually Paid
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
Insurance MCR
$62,373,190
106.0%
$(16,627,248)
91.8%
$2,340,139
$(39,375,427)
81.2%
$10,673,790
$1,836,836
2021
2022
2023
Fiscal Year
PEO CAP
Non-PEO CAP
Insurance MCR

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•any breach of their duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit

Our amended and restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or were one of our directors or officers or is or were serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify our employees or agents. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

We maintain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against losses arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the Company with respect to payments that we may make to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

We have entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Talent and Compensation Committee Interlocks and Insider Participation

In 2023, the members of our Talent and Compensation Committee were Chelsea Clinton, William G. Robinson, Jr. and Carladenise Armbrister Edwards. None of the members of our Talent and Compensation Committee in 2023 was at any time during 2023 or at any other time, an officer or employee of the Company or any of its subsidiaries, and none had or have any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K.

None of our executive officers has served as a member of the board of directors or compensation committee (or similar committee) of any entity (other than Clover) that has one or more executive officers who have served as a member of our Board of Directors or the Talent and Compensation Committee during the 2023 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)(2)	(c)
Equity compensation plans approved by security holders	84,969,717	(1)	$8.88	9,066,694 (3)
Equity compensation plans not approved by security holders(4)	5,043,120		N/A	2,131,783
Total	90,012,837		$8.88	11,198,477
(1) Amount includes 952,900 stock options, 41,857,190 RSUs and 15,418,040 PRSUs covering shares of Class A common stock granted under the 2020 Equity Plan and 16,713,492 PRSUs and 10,028,095 RSUs covering shares of Class B common stock granted under the 2020 Management Incentive Plan. The 2014 Plan terminated in connection with the January 7, 2021, closing of the Business Combination and no further awards may be granted under it. The Company assumed the outstanding awards under the 2014 Plan, of which 24,071,753 stock options to purchase shares of Class A common stock (with a weighted average exercise price of $1.45), and 10,750,133 options to purchase shares of Class B common stock (which were converted from Class A common upon assumption pursuant to the Business Combination).
(2) The calculation of the weighted average exercised price does not take into account shares to be issued under outstanding RSU and PRSU awards, which have no exercise price.
(3) Includes 0 shares remaining available for issuance under the 2020 Equity Plan and 9,066,694 shares remaining available for issuance or subject to outstanding purchase rights under the Employee Stock Purchase Plan ("ESPP"). The number of shares available for issuance under the 2020 Equity Plan increases on the first day of each fiscal year beginning with fiscal year 2022 to an amount equal to the lesser of (i) seven percent (7%) of the number of shares of Class A common stock outstanding on the last day of the immediately preceding fiscal year, and (ii) such number of shares determined by the Board of Directors; provided that for each fiscal year beginning with fiscal year 2025 through the expiration of the 2020 Equity Plan, each such increase shall be reduced to the lesser of five percent (5%) of the number of shares of Class A common stock on the last day of the immediately preceding fiscal year or such smaller number of shares determined by the Board of Directors. On the first day of each fiscal year, beginning with fiscal year 2022 and ending on (and including) the first day of fiscal year 2030, the calculation of the maximum number of shares available for issuance under the ESPP shall include automatic increases in an amount equal to the lesser of (x) 1.0% of the total number of shares of Class A common stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (y) such smaller number of shares of Class A common stock as determined by the administrator of the ESPP; provided that the maximum number of shares of Class A common stock reserved under the ESPP shall not exceed 10.0% of the total outstanding capital stock of the Company (inclusive of the shares reserved under the ESPP) as of January 7, 2021, on an as-converted basis. A description of the 2014 Plan is included in Note 18 (Employee Benefit Plans) to the Consolidated Financial Statements in our 2022 Form 10-K.
(4) On March 9, 2022, the Board adopted the 2022 Inducement Award Plan (the "Inducement Plan") and reserved 11,000,000 shares of Class A common stock for issuance under the Inducement Plan in connection with the recruitment and hiring of certain key members of the Company’s management team. Following grants representing all of the available shares and subsequent forfeitures related to the departure of certain executives, grants of RSUs representing 5,043,120 shares were outstanding as of December 31, 2023 and 2,131,783 shares are available for new-hire grants under the Inducement Plan.

The Inducement Plan

On March 9, 2022, the Board adopted the Company’s Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of non-qualified stock options, RSUs, stock appreciation rights, and other forms of stock awards and cash-based awards. The Inducement Plan does not provide for the grant of incentive stock options within the meaning of Section 422 of the Code.

Awards granted under the Inducement Plan may only be made to individuals who did not previously serve as our employees or non-employee directors (or following such individuals’ bona fide period of non-employment with us), as an inducement material to the individuals’ entering into employment with us or an affiliate of us or in a manner otherwise permitted by the Nasdaq Listing Rules. The terms of the Inducement Plan are otherwise substantially similar to the 2020 Equity Plan (including the administration of the Inducement Plan by the Talent and Compensation Committee, and the ability to adjust awards, amend the plan or terminate awards).

11,000,000 shares of Class A common stock are reserved for issuance under the Inducement Plan. Awards granted under the Inducement Plan have consisted entirely of RSUs. Shares of Class A common stock subject to stock awards granted under the Inducement Plan that expire or terminate without being exercised in full, or that are settled in cash rather than in shares of Class A common Stock, do not reduce the number of shares of Class A common stock available for issuance under the Inducement Plan. Additionally, shares of Class A common stock become available for future grant under the Inducement Plan if they were issued under stock awards granted under the Inducement Plan and the Company repurchases or reacquires them or they are forfeited. This includes shares of Class A common stock used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 31, 2024, by:
•each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of our common stock;
•each of our NEOs;
•each of our directors; and
•all of our executive officers and directors, as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2024, and all shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2024, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The percentage ownership of the common stock is based on 406,150,260 shares of Class A common stock and 89,649,365 shares of Class B common stock outstanding as of March 31, 2024. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, Tennessee 37067.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
5% Holders
Entities affiliated with Vivek Garipalli(1)	—	—	83,584,543	93.2	64.2
The Vanguard Group, Inc.(2)	24,331,680	6.0	—	—	1.9
Executive Officers and Directors
Vivek Garipalli(3)	—	—	88,817,153	99.1	68.2
Andrew Toy(4)	2,689,623	—	12,790,323	12.5	9.1
Karen Soares(5)	152,230	*	299,868	—	*
Scott J. Leffler(6)	1,306,043	*	—	—	*
Brady Priest(7)	537,641	*	441,601	—	*
Chelsea Clinton(8)	335,564	*	499,390	—	*
Carladenise Armbrister Edwards(9)	206,067	*	—	—	*
Demetrios L. Kouzoukas(10)	259,455	*	—	—	*
Jamie L. Reynoso(11)	640,558	*	517,017	—	*
Anna U. Loengard(12)	359,081	*	—	—	*
William G. Robinson, Jr.(13)	251,462	*	—	—	*
Lee A. Shapiro(14)	331,462	*	—	—	*
All executive officers and directors as a group (14 persons)(15)	7,080,299	1.7	103,365,352	99.2	71.8
* Less than one percent (1%).
** Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share.
(1) Consists of (i) 5,645,934 shares of Class B common stock held by Caesar Ventures, LLC ("Caesar Ventures"), (ii) 2,062,265 shares of Class B common stock held by Caesar Clover, LLC ("Caesar Clover"), (iii) 75,694,143 shares of Class B common stock held by NJ Healthcare Investments, LLC ("NJ Healthcare"), and (iv) 182,201 shares of Class B common stock held by Titus Ventures, LLC ("Titus Ventures"). Mr. Garipalli serves as the sole manager of Caesar Ventures, Caesar Clover, NJ Healthcare and Titus Ventures. Therefore, Mr. Garipalli may be deemed to share voting power and dispositive power over the shares held by these entities.
(2) Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, Inc. ("Vanguard"), an independent advisor, has sole voting power over 0 shares of Class A common stock, shared voting power over 49,473 shares of Class A common stock, sole dispositive power over 23,947,949 shares of Class A common stock and shared dispositive power over 383,731 shares of Class A common stock. The Schedule 13G/A filed by Vanguard provides information only as of December 31, 2023, and, consequently, the beneficial ownership of Vanguard may have changed subsequent to that date. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(3) Consists of (i) the shares listed in footnote (1) of which Mr. Garipalli may be deemed to share voting and dispositive power, plus (ii) shares held directly by Mr. Garipalli as the result of the vesting and settlement of RSUs held by Mr. Garipalli prior to March 31, 2024.
(4) Consists of 1,912,774 shares of Class A common stock held as of March 31, 2024, 776,849 shares of Class A common stock issuable upon settlement of RSUs vesting on or within 60 days of March 31, 2024 and 12,790,323 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of March 31, 2024, by Mr. Toy.
(5) Consists of 137,543 shares of Class A common stock held as of March 31, 2024, 14,687 shares of Class A common stock issuable upon settlement of RSUs vesting on or within 60 days of March 31, 2024 and 299,868 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of March 31, 2024, by Ms. Soares.
(6) Consists of 1,306,043 shares of Class A common stock held by Mr. Leffler as of January 26, 2024, the effective date of Mr. Leffler's resignation as our Chief Financial Officer.
(7) Consists of 431,709 shares of Class A common stock held as of March 31, 2024, 105,932 shares of Class A common stock issuable upon settlement of RSUs vesting on or within 60 days of March 31, 2024 and 441,601 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of March 31, 2024, by Mr. Priest.
(8) Consists of 335,654 shares of Class A common stock held as of March 31, 2024 by Ms. Clinton and 499,390 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of March 31, 2024.
(9) Consists of 206,067 shares of Class A common stock held as of March 31, 2024, by Dr. Edwards.
(10) Consists of 222,870 shares of Class A common stock held as of March 31, 2024 and 36,858 shares of Class A common stock issuable upon settlement of RSUs vesting on or within 60 days of March 31, 2024 by Mr. Kouzoukas.

(11) Consists of 640,558 shares of Class A common stock held as of March 31, 2024 by Ms. Reynoso and 517,017 shares of Class B common stock issuable upon exercise of options exercisable on or within 60 days of March 31, 2024.
(12) Consists of 332,656 shares of Class A common stock held as of March 31, 2024, by Dr. Loengard, 10,000 shares of Class A common stock indirectly held through an IRA for her spouse as of March 31, 2024, 1,300 shares of Class A common stock indirectly held through a custodial account for her son as of March 31, 2024, and 15,125 shares of Class A common stock held through a custodial account for her daughter as of March 31, 2024.
(13) Consists of 251,462 shares of Class A common stock held as of March 31, 2024, by Mr. Robinson.
(14) Consists of 331,462 shares of Class A common stock held as of March 31, 2024, by Mr. Shapiro.
(15) Consists of all current directors and current executive officers, with (i) 957,238 shares of Class A common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2024, (ii) 6,123,061 shares of Class A common stock, (iii) 88,817,153 shares of Class B common stock and (iv) 14,548,199 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of March 31, 2024.

Certain Relationships and Transactions

Review and Approval of Transactions with Related Persons

Our Board of Directors adopted a written related person transactions policy pursuant to which our executive officers and certain other members of our management, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee. The policy provides that any request for us to enter into a transaction with an executive officer, covered members of our management, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, will be presented to our Audit Committee for review, consideration and approval if appropriate. In approving or rejecting any proposal, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

The following describes transactions since January 1, 2023, and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Hospital Contracts

We have various contracts with IJKG Opco LLC (d/b/a CarePoint Health—Bayonne Medical Center), Hudson Hospital Opco, LLC (d/b/a CarePoint Health—Christ Hospital) and Hoboken University Medical Center Opco LLC (d/b/a CarePoint Health—Hoboken University Medical Center), which collectively do business as the CarePoint Health System ("CarePoint Health"), for the provision of inpatient and hospital-based outpatient services. CarePoint Health was ultimately held and controlled by Mr. Garipalli, our Executive Chairman and a significant stockholder of the Company. In May 2022, Mr. Garipalli and his family completed a donation of their interest in CarePoint Health to a non-profit organization called CarePoint Health Systems, Inc. Following the donation, Mr. Garipalli has remained a Manager of Hudson Hospital Propco, LLC, an affiliate of Hudson Hospital Opco, LLC. Additionally, certain affiliates of Mr. Garipalli are owed certain money from CarePoint Health for prior obligations, and Mr. Garipalli has an indirect interest in Sequoia Healthcare Services, LLC, and Sequoia Healthcare Management, LLC, which both provide services to CarePoint Health. Expenses and fees incurred related to these contracts, recorded in net medical claims incurred, were $13.0 million for the year ended December 31, 2023. Additionally, $1.4 million was payable to CarePoint Health as of December 31, 2023.

Service Contracts

We have a contract with Medical Records Exchange, LLC (formerly known as "ChartFast," now d/b/a Credo) pursuant to which we receive administrative services related to medical records retrieval via Credo's electronic applications and web portal platform. Expenses and fees incurred related to this agreement was $0.3 million for the year ended December 31, 2023. Vivek Garipalli, the Company's Executive Chairman and significant stockholder of the Company, is an indirect owner of Medical Records Exchange, LLC.

Since July 2, 2021, we have contracted with Thyme Care, Inc. ("Thyme Care"), an oncology benefit management company, through which Thyme Care was engaged to provide concierge cancer coordination services to the Company's insurance members in New Jersey and develop a provider network to help ensure member access to high-value oncology care. We amended the terms of the engagement with Thyme Care, effective April 1, 2023, to include additional clinical services available to Clover members as well as the value based payment terms. Mr. Garipalli is a member of the board of directors of Thyme Care and holds an equity interest of less than five percent of that entity. Expenses and fees incurred related to this agreement was $2.3 million for the year ended December 31, 2023. Additionally, $0.2 million was payable to Thyme Care as of December 31, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms filed with the SEC and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2023, with the exception of one Form 4 for Jamie L. Reynoso (grouping corrections together) on April 26, 2023, one Form 4 for Joseph Martin on April 26, 2023, one Form 4 for Vivek Garipalli on April 28, 2023, and one Form 4 for Aric Sharp on June 16, 2023.

OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on that business.
2025 ANNUAL MEETING OF STOCKHOLDERS

Procedures for Submitting Stockholder Proposals to be Included in Next Year's Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to the 2025 annual meeting of stockholders, any proposal of a stockholder submitted pursuant to SEC Rule 14a-8 must be received by at our principal executive offices located at 3401 Mallory Lane, Suite 210, Franklin, TN 37067, Attn: Corporate Secretary, on or before December 27, 2024 (120 days prior to the anniversary of the date of this Proxy Statement) and must otherwise be in compliance with the SEC rules regarding eligibility for inclusion in our proxy statement and proxy card.

A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2025 annual meeting of stockholders not intended to be included in our proxy statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 1.11 of our amended and restated bylaws. Pursuant to Section 1.11 of our amended and restated bylaws, we must receive notice of the nomination or other proposal in writing no earlier than the close of business on February 10, 2025 (120 days prior to the anniversary of this Annual Meeting) and no later than the close of business on March 12, 2025 (90 days prior to the anniversary of this Annual Meeting) or if the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary of this Annual Meeting, no earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following public announcement of the meeting date. A copy of our amended and restated bylaws may be obtained from our Corporate Secretary, who may be reached at Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, TN 37067, Attn: Corporate Secretary.
Further, in addition to satisfying the requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than April 11, 2025 (60 days prior to the anniversary of this Annual Meeting), or if the date of the 2025 annual meeting of stockholders is more than 30 days from the anniversary of this Annual Meeting, then notice must be provided by the later of 60 days prior to the date of our 2025 annual meeting of stockholders or the tenth day following the public announcement of the meeting date.

PROXY AUTHORIZATION
The interest and cooperation of all stockholders in the affairs of Clover Health are considered to be of the greatest importance by our management team. Whether or not you plan to attend the Annual Meeting, it is requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares via the Internet, by telephone or by mail.

By Order of the Board of Directors,

Karen Soares
General Counsel and Corporate Secretary

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47373-P09827

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CLOVER HEALTH INVESTMENTS, CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

Vote on Directors

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Chelsea Clinton
02) Carladenise Armbrister Edwards
03) Vivek Garipalli

Vote on Proposals

In their discretion, to vote or act upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholders. **If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.**

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

V47374-P09827

CLOVER HEALTH INVESTMENTS, CORP.
Annual Meeting of Stockholders
This Proxy is Solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Toy and Karen Soares, or either of them, as proxies, each with the full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Clover Health Investments, Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time on June 10, 2024, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/CLOV2024, and any adjournment, continuation, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL AS INDICATED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE